                                                Filed Pursuant to Rule 424(b)(4)
                                                Registration No. 333-113823

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JUNE 28, 2004)

                                6,000,000 SHARES

                   [PLATINUM UNGERWRITERS HOLDINGS LTD LOGO]

                                 COMMON SHARES
                             ----------------------
       All of the Common Shares of Platinum Underwriters Holdings, Ltd. are
being offered by the selling shareholder identified in this prospectus supplement. Platinum Holdings will not receive any of the proceeds from the sale of the Common Shares by the selling shareholder.

       Platinum Holdings' Common Shares are listed on the New York Stock Exchange under the trading symbol "PTP". The last reported sale price of Platinum Holdings' Common Shares on the New York Stock Exchange on June 25, 2004 was $30.20 per share.

       INVESTING IN THE COMMON SHARES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-4 OF THE PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE ACCOMPANYING PROSPECTUS.
                             ----------------------

       Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

       The underwriter has agreed to purchase the Common Shares from the selling shareholder for $29.555 per Common Share. The proceeds to the selling shareholder from the sale will be $177,330,000.

       The shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

       The Common Shares will be ready for delivery on or about June 30, 2004.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------
            The date of this prospectus supplement is June 28, 2004.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT
About this Prospectus Supplement............................    ii
Prospectus Supplement Summary...............................   S-1
Risk Factors................................................   S-4
Use of Proceeds.............................................  S-10
Price Range of Common Shares................................  S-10
Dividend Policy.............................................  S-10
Capitalization..............................................  S-11
Selected Historical Consolidated Financial and Other Data...  S-12
Business....................................................  S-14
Selling Shareholder.........................................  S-16
Underwriting................................................  S-17
Legal Matters...............................................  S-19
Experts.....................................................  S-19
Where You Can Find More Information.........................  S-19
                            PROSPECTUS
Important Information About this Prospectus.................     i
Available Information.......................................    ii
Platinum Underwriters Holdings, Ltd.........................     1
Risk Factors................................................     1
General Description of the Offered Securities...............     1
Ratio of Earnings to Fixed Charges of Platinum Underwriters
  Holdings, Ltd.............................................     2
Forward-Looking Statements..................................     2
Use of Proceeds.............................................     3
Description of Our Share Capital............................     3
Description of the Depository Shares........................     9
Description of the Debt Securities..........................    11
Certain Provisions Applicable to Subordinated Debt
  Securities................................................    23
Description of the Warrants to Purchase Common Shares or
  Preferred Shares..........................................    24
Description of the Warrants to Purchase Debt Securities.....    26
Description of the Purchase Contracts and the Purchase
  Units.....................................................    27
Selling Shareholders........................................    28
Related Party Transactions..................................    29
Certain Tax Considerations..................................    32
Plan of Distribution........................................    42
Where You Can Find More Information.........................    44
Incorporation of Certain Documents by Reference.............    44
Legal Matters...............................................    45
Experts.....................................................    45
Enforcement of Civil Liabilities under United States Federal
  Securities Laws and Other Matters.........................    45

                             ---------------------

       You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or, in the case of the documents incorporated by reference, the date of such document, regardless of time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Shares.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

       This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. In this prospectus supplement, we provide you with specific information about the terms of this offering and certain other information. Both this prospectus supplement and the accompanying prospectus include important information about us, the selling shareholder, our Common Shares and other information you should know before investing in our Common Shares. This prospectus supplement and the accompanying prospectus also incorporate important business and financial information about Platinum Underwriters Holdings, Ltd. and its subsidiaries that is not included in or delivered with these documents. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the heading "Where You Can Find More Information" on page S-19 of this prospectus supplement and page 44 of the accompanying prospectus before investing in our Common Shares. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent that any statement that we make or incorporate by reference in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made or incorporated by reference in this prospectus supplement.

       We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and web site name and address are our service marks or trademarks. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement belongs to its holder.

                         PROSPECTUS SUPPLEMENT SUMMARY

       This summary highlights information contained elsewhere in this prospectus supplement. We urge you to read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section. In this prospectus supplement and the accompanying prospectus, references to the "Company," "Platinum," "we," "us" and "our" refer to Platinum Underwriters Holdings, Ltd.'s consolidated operations unless the context otherwise indicates. "Platinum Holdings" refers solely to Platinum Underwriters Holdings, Ltd. "Platinum US" refers to Platinum Underwriters Reinsurance, Inc. "Platinum UK" refers to Platinum Re (UK) Limited. "Platinum Bermuda" refers to Platinum Underwriters Bermuda, Ltd. "Platinum Ireland" refers to Platinum Regency Holdings. "Platinum Finance" refers to Platinum Underwriters Finance, Inc. "Platinum Services" refers to Platinum Administrative Services, Inc. "Common Shares" refers to the common shares of Platinum Holdings, par value $0.01 per share. The "Public Offering" refers to our initial public offering of Common Shares which was completed on November 1, 2002. The "ESU Offering" refers to our offering of equity security units, consisting of a contract to purchase Common Shares in 2005, and an ownership interest in a senior note of Platinum Finance due 2007, which was completed concurrently with the Public Offering. "St. Paul" refers to The St. Paul Travelers Companies, Inc. (formerly The St. Paul Companies, Inc.), "St. Paul Re" refers to the reinsurance underwriting segment of St. Paul prior to the Public Offering and "Fire and Marine" refers to St. Paul Fire and Marine Insurance Company, a wholly-owned subsidiary of St. Paul and the selling shareholder in this offering. "St. Paul Investment" refers to our issuance to St. Paul of Common Shares and an option to purchase additional Common Shares. "RenaissanceRe" refers to RenaissanceRe Holdings Ltd., and "RenaissanceRe Investment" refers to our issuance to RenaissanceRe of Common Shares and an option to purchase additional Common Shares. The St. Paul Investment and the RenaissanceRe Investment each occurred concurrently with the Public Offering.

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

GENERAL

       Platinum Holdings is a Bermuda holding company organized in 2002. We provide property and marine, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele of insurers and select reinsurers on a worldwide basis. We operate through three licensed reinsurance subsidiaries: Platinum US, Platinum Bermuda and Platinum UK.

OUR STRATEGY

       Our goal is to achieve attractive long-term returns for our shareholders, while establishing Platinum as a conservative risk manager and market leader in certain classes of property and casualty reinsurance.

       - Operate as a Multi-Class Reinsurer. We seek to offer a broad range of reinsurance coverage to our ceding companies. We believe that this approach enables us to more effectively serve our clients, diversify our risk and leverage our capital.

       - Focus on profitability, not market share. Our management team pursues a strategy that emphasizes profitability rather than market share. Key elements of this strategy are prudent risk selection, appropriate pricing and adjustment of our business mix to respond to changing market conditions.

       - Exercise disciplined underwriting and risk management. We exercise risk management discipline by (i) maintaining a diverse spread of risk in our book of business across product lines and geographic zones, (ii) emphasizing excess-of-loss contracts over proportional contracts, (iii) managing our aggregate catastrophe exposure through the application of sophisticated property catastrophe modeling tools and (iv) monitoring our accumulating exposures on our non-property catastrophe exposed coverages.

       - Leverage our global platform. We currently operate in all three of the world's leading reinsurance markets, with offices in New York, London and Bermuda.

       - Operate from a position of financial strength. Our capital position is unencumbered by any development of unpaid losses for business written prior to January 1, 2002. As of March 31, 2004, we had a total capitalization of $1,280,517,000. Our investment strategy focuses on security and stability in our investment portfolio by maintaining a diversified portfolio that consists primarily of investment grade fixed-income securities. We believe these factors, combined with our strict underwriting discipline, allow us to maintain our strong financial position and to be opportunistic when market conditions are most attractive.

       Our corporate headquarters are located at The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda HM 08, and our telephone number is (441) 295-7195. Our web site address is www.platinumre.com. The information contained or incorporated in our web site is not a part of this prospectus supplement or the accompanying prospectus.

                             ---------------------

                                  THE OFFERING

Common shares offered by the
selling shareholder...........   6,000,000 shares

Common shares to be
outstanding immediately after
  this offering...............   43,278,525 shares(1)

Use of proceeds...............   We will not receive any proceeds from this
                                 offering.

New York Stock Exchange
symbol........................   "PTP"

------------

(1) Excludes 12,964,225 Common Shares issuable upon exercise of outstanding options, 5,008,850 Common Shares issuable upon exercise of the purchase contracts forming a part of our equity security units and 85,949 Common Shares issuable to directors and officers of Platinum Holdings in exchange for share units under compensation arrangements.

       Because of the voting limitation provisions in our Bye-laws, Fire and Marine, the selling shareholder, has reduced voting rights with respect to the Common Shares held by it, and thus the Common Shares held by all other shareholders other than RenaissanceRe have increased voting rights. However, upon consummation of this offering, the Common Shares being sold in this offering will no longer be held by Fire and Marine, therefore such Common Shares will once again have full voting rights, which will have the effect of diluting the voting power of Common Shares owned by all other shareholders other than RenaissanceRe, the voting power of whose shares is already limited by our Bye-laws. See "Description of Our Share Capital" on page 3 of the accompanying prospectus.

       Unless otherwise indicated, all share information in this prospectus supplement is based on the number of shares outstanding as of May 31, 2004.

                              RECENT DEVELOPMENTS

       On June 24, 2004, we issued a press release announcing the appointment of Joseph F. Fisher as Executive Vice President and Chief Financial Officer of Platinum Holdings, effective July 6, 2004. Mr. Fisher, who is 49 years old, has been Chief Financial Officer of the U.S. subsidiary of Royal & Sun Alliance Insurance Group plc, a multinational insurance group, for the past nine years. Mr. Fisher will succeed William A. Robbie, who will be retiring on November 30, 2004.

                                  RISK FACTORS

       An investment in the Common Shares of Platinum is subject to significant risks inherent in our business. You should carefully consider the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2003, beginning on page 44 of that Form 10-K, which is incorporated herein by reference, the additional risks and uncertainties relating to an investment in our Common Shares described below and the other information included in this prospectus supplement and the accompanying prospectus before purchasing our Common Shares. If any of the events described occur, our business and financial results could be adversely affected in a material way. This could cause the trading price of our Common Shares to decline, perhaps significantly.

IT MAY BE DIFFICULT TO ENFORCE SERVICE OF PROCESS AND JUDGMENTS AGAINST US AND OUR OFFICERS AND DIRECTORS.

       We are a Bermuda company and certain of our officers and directors are residents of various jurisdictions outside the U.S. A substantial portion of our assets and our officers and directors, at any one time, are or may be located in jurisdictions outside the U.S. Although we have appointed CT Corporation System as an agent in New York, New York to receive service of process with respect to actions against us arising out of violations of the U.S. federal securities laws in any federal or state court in the U.S. relating to the transactions covered by this prospectus supplement and the accompanying prospectus, it may be difficult for investors to effect service of process within the U.S. on our directors and officers who reside outside the U.S. or to enforce against us or our directors and officers judgments of U.S. courts predicated upon civil liability provisions of the U.S. federal securities laws.

THERE ARE LIMITATIONS ON THE OWNERSHIP, TRANSFER AND VOTING RIGHTS OF OUR COMMON SHARES.

       Under our Bye-laws, our directors are required to decline to register any transfer of Common Shares that would result in a person (or any group of which such person is a member) beneficially owning, directly or indirectly, 10% or more of the voting shares, or in the case of St. Paul and its subsidiaries, or RenaissanceRe and its subsidiaries, beneficially owning, directly or indirectly, 25% or more of such shares or of the total combined value of our issued shares. Similar restrictions apply to our ability to issue or repurchase shares. These restrictions on the transfer, issuance or repurchase of shares do not apply to any issuance of shares to a person (other than St. Paul and its subsidiaries and RenaissanceRe and its subsidiaries) pursuant to a contract to purchase Common Shares from Platinum Holdings included in its outstanding equity security units. The directors also may, in their discretion, decline to register the transfer of any shares if they have reason to believe (1) that the transfer may lead to adverse tax or regulatory consequences in any jurisdiction or (2) that the transfer would violate the registration requirements of the U.S. federal securities laws or of any other jurisdiction. These restrictions would apply to a transfer of shares even if the transfer has been executed on the New York Stock Exchange (the "NYSE"). A transferor of Common Shares will be deemed to own those shares for dividend, voting and reporting purposes until a transfer of those Common Shares has been registered on our register of shareholders. We are authorized to request information from any holder or prospective acquiror of Common Shares as necessary to give effect to the transfer, issuance and repurchase restrictions referred to above, and may decline to effect any transaction if complete and accurate information is not received as requested.

       In addition, our Bye-laws generally provide that any person (or any group of which such person is a member) beneficially owning, directly or indirectly, shares carrying 10% or more of the total voting rights attached to all of our outstanding voting shares, will have the voting rights attached to its issued shares reduced so that it may not exercise 10% or more of such total voting rights. Because of the attribution provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the rules of the Securities and Exchange Commission (the "SEC") regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds 10% or more of our Common Shares. Further, the directors have the authority to require from any shareholder certain information for the purpose of determining whether that shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives the directors (or their designees) discretion to disregard all votes attached to that shareholder's Common Shares. See "Description of Our Share Capital -- Common Shares" in the accompanying prospectus.

       The insurance law of Maryland prevents any person from acquiring control of us or of Platinum US unless that person has filed a notification with specified information with the Maryland Insurance Commissioner and has obtained his prior approval. Under the Maryland statute, acquiring 10% or more of the voting stock of an insurance company or its parent company is presumptively considered a change of control, although such presumption may be rebutted. Accordingly, any person who acquires, directly or indirectly, 10% or more of the voting securities of Platinum Holdings without the prior approval of the Maryland Insurance Commissioner will be in violation of this law and may be subject to injunctive action requiring the disposition or seizure of those securities by the Maryland Insurance Commissioner or prohibiting the voting of those securities and to other actions determined by the Maryland Insurance Commissioner. In addition, many U.S. state insurance laws require prior notification of state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state. While these pre-notification statutes do not authorize the state insurance departments to disapprove the change in control, they authorize regulatory action in the affected state if particular conditions exist such as undue market concentration. Any future transactions that would constitute a change in control of Platinum Holdings may require prior notification in those states that have adopted preacquisition notification laws.

       Common Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda. In addition, sales of Common Shares to persons resident in Bermuda for Bermuda exchange control purposes may require the prior approval of the Bermuda Monetary Authority. Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the Common Shares being offered pursuant to this offering and between non-residents of Bermuda for exchange control purposes, provided our Common Shares remain listed on an appointed stock exchange, which includes the NYSE. This prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In giving such consent, and in accepting this prospectus supplement and the accompanying prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies accepts any responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed herein or therein.

       The Financial Services and Markets Act 2000 ("FSMA") regulates changes in "control" of any U.K. insurance company authorized under FSMA. Any company or individual that (together with its or his associates) directly or indirectly holds 10% or more of the shares in the parent company of a U.K. authorized insurance company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such a parent company, would be considered a "controller" for the purposes of the relevant legislation, as would a person who had significant influence over the management of such parent company by virtue of his shareholding in it. A purchaser of more than 10% of the Common Shares would therefore be considered to have acquired "control" of Platinum UK.

       Under FSMA, any person proposing to acquire "control" over a U.K. authorized insurance company must give prior notification to the Financial Services Authority ("FSA") of his intention to do so. In addition, if an existing controller proposes to increase its control in excess of certain thresholds set out in FSMA, that person must also notify the FSA in advance. The FSA would then have three months to consider that person's application to acquire or increase "control". In considering whether to approve such application, the FSA must be satisfied both that the person is a fit and proper person to have such "control" and that the interests of consumers would not be threatened by such acquisition of or increase in "control". Failure to make the relevant prior application would constitute a criminal offense.

       The foregoing provisions of our Bye-laws and legal restrictions will have the effect of rendering more difficult or discouraging unsolicited takeover bids from third parties or the removal of incumbent management.

YOUR INVESTMENT COULD BE MATERIALLY ADVERSELY AFFECTED IF WE ARE DEEMED TO BE ENGAGED IN BUSINESS IN THE U.S.

       Platinum Holdings and Platinum Bermuda are Bermuda companies, Platinum UK is a U.K. company, and Platinum Ireland is an Irish company. We believe that Platinum Holdings, Platinum UK, Platinum Bermuda and Platinum Ireland each operate in such a manner that none of these companies will be subject to U.S. tax (other than U.S. excise tax on reinsurance premiums and withholding tax on certain investment income from U.S. sources) because they are not engaged in a trade or business in the U.S. Nevertheless, because definitive identification of activities which constitute being engaged in a trade or business in the U.S. is not provided by the Code or regulations or court decisions, the U.S. Internal Revenue Service (the "IRS") might contend that any of Platinum Holdings, Platinum UK, Platinum Bermuda or Platinum Ireland are/is engaged in a trade or business in the U.S. If Platinum Holdings, Platinum UK, Platinum Bermuda or Platinum Ireland were determined to be engaged in a trade or business in the U.S., and, in the case of Platinum UK, Platinum Bermuda or Platinum Ireland, such company did not qualify for benefits of the income tax treaty between the U.S. and the UK, Bermuda or Ireland, as applicable, Platinum Holdings, Platinum UK, Platinum Bermuda and Platinum Ireland, as applicable, would be subject to U.S. tax at regular corporate rates on the income that is determined to be "effectively connected" with the U.S. trade or business, plus an additional 30% "branch profits" tax on such income remaining after the regular tax in certain circumstances. In the case of Platinum UK, Platinum Bermuda and Platinum Ireland, moreover, even if such entity were to qualify for the benefits under the applicable Treaty (Platinum Holdings not being eligible for treaty benefits), such company would still be subject to U.S. tax at regular corporate tax rates on the income that is determined to be "effectively connected" with a U.S. trade or business if that income was also determined to be attributable to a "permanent establishment" in the U.S. (and in the case of Platinum Bermuda, with respect to investment income, arguably even if such income were not determined to be attributable to a "permanent establishment"). However, the 30% "branch profits tax" would only apply to Platinum Bermuda because the Treaty between the U.S. and Ireland would reduce the branch profits tax to 5% with respect to Platinum Ireland and the Treaty between the U.S. and the U.K. would reduce the branch profits tax to nil in the case of Platinum UK. If any of the earnings of Platinum Holdings, Platinum UK, Platinum Bermuda or Platinum Ireland were determined to be subject to U.S. tax under the rules described above, our earnings and your investment could be materially adversely affected.

IF YOU ACQUIRE 10% OR MORE OF THE COMMON SHARES, CFC RULES MAY APPLY TO YOU.

       Under the Code, each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation" ("CFC") for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC on the last day of the CFC's taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income", even if the subpart F income is not distributed. For these purposes, any U.S. person who owns, directly or indirectly through a foreign entity or through the constructive ownership rules of the Code, 10% or more of the total combined voting power of all classes of stock of a foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as Platinum UK or Platinum Bermuda is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of our stock. Pursuant to our Bye-laws, the combined voting power of any holder's shares whether actually owned or constructively owned is limited to approximately 9.9% of the combined voting power of all Common Shares. We expect that, because of the limitations on concentration of voting power of our Common Shares, the dispersion of our share ownership among holders other than St. Paul and the restrictions on transfer, issuance or repurchase of the Common Shares, you will not be subject to treatment as a "United States shareholder" of a CFC. In addition, because under our Bye-laws no single shareholder (including St. Paul) is permitted to exercise, after taking into account Common Shares constructively owned or held indirectly through a foreign entity, as much as 10% of the total combined voting power of the Company, you should not be viewed as a "United States shareholder" of a CFC for purposes of these rules. However, these prophylactic provisions have not been tested in court and it is possible that they can be challenged by the Internal Revenue Service and found to be ineffective in preventing CFC status from arising. Accordingly, the CFC rules could apply to you. Accordingly, U.S. persons who might, directly, or indirectly through a foreign entity or through the constructive ownership rules of the Code, acquire or be deemed to acquire 10% or more of our Common Shares should consider the possible application of the CFC rules.

UNDER CERTAIN CIRCUMSTANCES, YOU MAY BE REQUIRED TO PAY TAXES ON YOUR PRO RATA SHARE OF PLATINUM BERMUDA'S AND PLATINUM UK'S RELATED PERSON INSURANCE INCOME.

       If Platinum UK's or Platinum Bermuda's related person insurance income ("RPII") were to equal or exceed 20% of Platinum UK's or Platinum Bermuda's gross insurance income in any taxable year and direct or indirect insureds (and persons related to such insureds) own (or are treated as owning directly or indirectly) 20% or more of the voting power or value of the shares of Platinum UK or Platinum Bermuda, a U.S. person who owns the Common Shares of Platinum Holdings directly or indirectly on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes the shareholder's pro rata share of Platinum UK's or Platinum Bermuda's RPII for the entire taxable year, determined as if such RPII were distributed proportionately to such United States shareholders at that date regardless of whether such income is distributed. In addition, U.S. tax-exempt organizations would be required to treat RPII as unrelated business taxable income if Platinum UK's or Platinum Bermuda's RPII equaled or exceeded 20% of Platinum UK's or Platinum Bermuda's gross insurance income in any taxable year. The amount of RPII earned by Platinum UK or Platinum Bermuda (generally, premium and related investment income from the direct or indirect insurance or reinsurance of any direct or indirect U.S. shareholder of Platinum UK or Platinum Bermuda or any person related to such shareholder, including St. Paul) will depend on a number of factors, including the geographic distribution of Platinum UK's or Platinum Bermuda's business and the identity of persons directly or indirectly insured or reinsured by Platinum UK or Platinum Bermuda. Some of the factors which determine the extent of RPII in any period may be beyond Platinum UK's or Platinum Bermuda's control. Consequently, Platinum UK's or Platinum Bermuda's RPII could equal or exceed 20% of its gross insurance income in any taxable year and ownership of its shares by direct or indirect insureds and related persons could equal or exceed the 20% threshold described above.

       The RPII rules provide that if a shareholder who is a U.S. person disposes of shares in a foreign insurance corporation that has RPII (even if the amount of RPII is less than 20% of the corporation's gross insurance income) and in which U.S. persons own 25% or more of the shares, any gain from the disposition will generally be treated as ordinary income to the extent of the shareholder's share of the corporation's undistributed earnings and profits that were accumulated during the period that the shareholder owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such a shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the shareholder. These rules should not apply to dispositions of Common Shares because Platinum Holdings will not itself be directly engaged in the insurance business and because proposed U.S. Treasury regulations appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. However, the IRS might interpret the proposed regulations in a different manner and the applicable proposed regulations may be promulgated in final form in a manner that would cause these rules to apply to dispositions of our Common Shares.

CHANGES IN U.S. FEDERAL INCOME TAX LAW COULD MATERIALLY ADVERSELY AFFECT SHAREHOLDERS' INVESTMENTS.

       Under recently proposed U.S. legislation, interest deductions on debt borrowed from or guaranteed by a related non-U.S. party would be more severely limited than under existing so-called "earnings stripping" provisions.

       The proposed changes to the earnings stripping provisions could impose significant restrictions on the amount of interest deductible by the Company's U.S. subsidiaries on certain debt owed to or guaranteed by related non-U.S. parties (including the surplus note issued by Platinum US to Platinum Ireland and the senior notes issued by Platinum Finance and guaranteed by the Company). We cannot predict whether the proposed legislation (or any similar legislation) will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on the Company or its subsidiaries.

WE MAY BECOME SUBJECT TO TAXES IN BERMUDA AFTER 2016.

       We have received a standard assurance from the Bermuda Minister of Finance, under Bermuda's Exempted Undertakings Tax Protection Act 1966, that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to us or to any of our operations or our shares, debentures or other obligations until March 28, 2016. Consequently, if our Bermuda tax exemption is not extended past March 28, 2016, we may be subject to any Bermuda tax after that date. For more information on Bermuda taxation of Platinum Holdings and Platinum Bermuda, see "Certain Tax Considerations" in the accompanying prospectus.

BERMUDA COULD BE SUBJECT TO SANCTIONS BY A NUMBER OF MULTINATIONAL ORGANIZATIONS WHICH COULD ADVERSELY AFFECT BERMUDA COMPANIES.

       A number of multinational organizations, including the European Union, the Organization for Economic Cooperation and Development ("OECD"), including its Financial Action Task Force, and the Financial Stability Forum, have identified certain countries as blocking information exchange, engaging in harmful tax competition or not maintaining adequate controls to prevent corruption, such as money laundering activities. Recommendations to limit such harmful practices are under consideration by these organizations, and a report published on November 27, 2001 by the OECD contains an extensive discussion of specific recommendations. The OECD has threatened non-member jurisdictions that do not agree to cooperate with the OECD with punitive sanctions by OECD member countries. It is unclear what these sanctions will be and if they will be imposed. Bermuda has committed to a course of action to enable compliance with the requirements of these multinational organizations, including signing a letter committing itself to eliminate harmful tax practices by the end of 2005 and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. However, the action taken by Bermuda may not be sufficient to preclude all effects of the measures or sanctions described above, which if ultimately adopted could adversely affect Bermuda companies such as Platinum Holdings and Platinum Bermuda.

WE MAY EXPERIENCE SIGNIFICANT FLUCTUATIONS IN THE PRICE OF OUR COMMON SHARES.

       As with any common stock investment, the price of our Common Shares may fluctuate widely depending on many factors, including:

       - the perceived prospects of our business in particular and the insurance, asset management, securities and financial services industries generally;

       - differences between our actual financial and operating results and those expected by investors and analysts;

       -     changes in analysts' recommendations or projections;

       -     changes in general economic, market and political conditions; and

       -     broad market and interest rate fluctuations.

U.S. PERSONS WHO OWN OUR COMMON SHARES MAY HAVE MORE DIFFICULTY IN PROTECTING THEIR INTERESTS THAN U.S. PERSONS WHO ARE SHAREHOLDERS OF A U.S. CORPORATION.

       The Bermuda Companies Act 1981, which applies to Platinum Holdings and Platinum Bermuda, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders, including with respect to interested directors, business combination transactions with affiliates, shareholder suits, and indemnification of directors and officers. Because of these differences, U.S. persons who own Common Shares may have more difficulty protecting their interests in Platinum Holdings than they would in a corporation incorporated in a U.S. jurisdiction. For further information on Bermuda law, see "Description of Our Share Capital" in the accompanying prospectus.

                                USE OF PROCEEDS

       All of the Common Shares offered by this prospectus supplement are being sold by the selling shareholder. We will not receive any proceeds from this offering.

                          PRICE RANGE OF COMMON SHARES

       Our Common Shares have been listed on the NYSE under the symbol "PTP" since they were initially offered to the public on October 29, 2002. Prior to that time, there had not been a market for our Common Shares. The following table shows the high and low per share sale prices of our Common Shares, as reported on the NYSE for the periods indicated:

                                                               HIGH     LOW
                                                              ------   ------
FISCAL YEAR -- 2002
Fourth Quarter (from October 29, 2002)......................  $26.79   $24.10

FISCAL YEAR -- 2003
First Quarter...............................................  $26.45   $21.29
Second Quarter..............................................  $28.70   $24.00
Third Quarter...............................................  $28.55   $25.66
Fourth Quarter..............................................  $32.05   $26.80

FISCAL YEAR -- 2004
First Quarter...............................................  $34.20   $29.00
Second Quarter (through June 25, 2004)......................  $34.00   $30.05

       On June 25, 2004, the last reported sale price of our Common Shares on the NYSE was $30.20. As of May 31, 2004, there were 14 holders of record and 2,667 beneficial holders of our Common Shares.

                                DIVIDEND POLICY

       The Board declared a dividend for the first quarter of 2004 of $0.08 per Common Share which was paid on March 31, 2004 to shareholders of record at the close of business on March 22, 2004. The Board declared a dividend for the second quarter of 2004 of $0.08 per Common Share, which will be paid on June 30, 2004 to shareholders of record at the close of business on June 1, 2004. The declaration and payment of dividends is at the discretion of the Board of Directors but is prohibited if certain contract adjustment payments in respect of the Company's equity security units are deferred, and depends upon our results of operations and cash flows, the financial positions and capital requirements of Platinum US, Platinum UK and Platinum Bermuda, general business conditions, legal, tax and regulatory restrictions on the payment of dividends and other factors the Board of Directors deems relevant. Accordingly, there is no assurance that dividends will be declared or paid in the future. Currently, there is no Bermuda withholding tax on dividends paid by Platinum Holdings.

       Platinum US is subject to regulatory constraints imposed by Maryland insurance law, Platinum UK is subject to regulatory constraints imposed by U.K. insurance law, Platinum Ireland is subject to constraints imposed by Irish law, and Platinum Bermuda is subject to constraints imposed by Bermuda law, which constraints affect each of their ability to pay dividends to Platinum Holdings. See "Business -- Regulation" in our Annual Report on Form 10-K for the year ended December 31, 2003.

       We have agreed to adjust the exercise price of the options granted to St. Paul and RenaissanceRe as part of the St. Paul Investment and RenaissanceRe Investment, respectively, to the extent dividend increases exceed 10% per year; however, we do not expect that dividend increases, if any, will exceed such rate.

                                 CAPITALIZATION

       The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2004. This presentation should be read in conjunction with our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 which is incorporated herein by reference.

                                                                  AS OF
                                                              MARCH 31, 2004
                       (IN THOUSANDS)                         --------------
Cash and cash equivalents...................................    $  199,523
                                                                ==========
Debt obligations(1).........................................       137,500
                                                                ----------
     Total debt obligations.................................       137,500
                                                                ----------
Common shares...............................................           433
Additional paid-in capital..................................       915,819
Accumulated other comprehensive income......................        37,918
Retained earnings...........................................       188,847
                                                                ----------
Total shareholders' equity..................................     1,143,017
                                                                ----------
Total capitalization(2).....................................    $1,280,517
                                                                ==========

------------

(1) Represents the Senior Notes forming a part of our equity security units.

(2) Total capitalization is comprised of shareholders' equity and total debt.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

       The following table sets forth certain selected financial data of the Company as of and for the year ended December 31, 2003 and the period ended December 31, 2002 and the three months ended March 31, 2004 and 2003 and of St. Paul Re for the period from January 1, 2002 through November 1, 2002 and for the years ended December 31, 2001, 2000 and 1999. The data for the Company as of and for the year ended December 31, 2003 and the period ended December 31, 2002 were derived from the Company's consolidated financial statements. The data for the Company as of and for the three months ended March 31, 2004 and 2003 were derived from the Company's unaudited consolidated financial statements. The data for St. Paul Re for the period ended November 1, 2002 and for the year ended December 31, 2001 were derived from the audited combined financial statements of the reinsurance underwriting segment of St. Paul prior to the Public Offering (the Predecessor Business). The data for the year ended December 31, 2000 were derived from the selected historical combined financial statements of the reinsurance underwriting segment of St. Paul and data for the year ended December 31, 1999 were derived from the unaudited selected historical combined financial statements of the reinsurance underwriting segment of St. Paul. You should read the selected financial data in conjunction with the Company's consolidated financial statements as of and for the year ended December 31, 2003 and the period ended December 31, 2002, and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2003 which is incorporated herein by reference as well as the Company's consolidated financial statements as of and for the three months ended March 31, 2004 and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 which is incorporated herein by reference.

       THE UNDERWRITING RESULTS AND THE AUDITED HISTORICAL COMBINED FINANCIAL STATEMENTS OF THE REINSURANCE UNDERWRITING SEGMENT OF ST. PAUL PRIOR TO THE PUBLIC OFFERING (THE PREDECESSOR BUSINESS) ARE NOT INDICATIVE OF THE ACTUAL RESULTS OF THE COMPANY SUBSEQUENT TO THE PUBLIC OFFERING BECAUSE THE PREDECESSOR OPERATIONS INCLUDE THE CONTINUING BUSINESS AND RELATED ASSETS TRANSFERRED TO THE COMPANY UPON COMPLETION OF THE PUBLIC OFFERING AS WELL AS THE REINSURANCE BUSINESS THAT REMAINED WITH ST. PAUL AFTER THE PUBLIC OFFERING.

       IN ADDITION TO THE EFFECT OF THE RETENTION OF CERTAIN PORTIONS OF THE PREDECESSOR BUSINESS BY ST. PAUL AND THE EXCLUSION OF THE CORPORATE AGGREGATE EXCESS-OF-LOSS REINSURANCE PROGRAM OF ST. PAUL, OTHER FACTORS MAY CAUSE THE ACTUAL RESULTS OF THE COMPANY TO DIFFER MATERIALLY FROM THE RESULTS OF THE PREDECESSOR.

                  FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA

                                                       PLATINUM UNDERWRITERS HOLDINGS,
                                                                     LTD.                    REINSURANCE UNDERWRITING SEGMENT
                                                       --------------------------------    INFORMATION OF ST. PAUL (PREDECESSOR)
                                                                      AS OF AND FOR THE   ---------------------------------------
                                                                         PERIOD FROM       PERIOD FROM
                                    THREE MONTHS                         NOVEMBER 1,       JANUARY 1,
                                   ENDED MARCH 31,      YEAR ENDED      2002 THROUGH      2002 THROUGH
                                 -------------------   DECEMBER 31,     DECEMBER 31,       NOVEMBER 1,
                                   2004       2003         2003             2002              2002         2001     2000    1999
                                 --------   --------   ------------   -----------------   -------------   ------   ------   -----
                                                    ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Net premiums written...........  $  480.1   $  360.1     $1,172.1         $  298.1           $1,007       1,677    1,073    $913
Net premiums earned............     321.0      238.1      1,067.5            107.1            1,102       1,593    1,121     878
Net investment income..........                             157.6              5.2
Losses and loss adjustment
  expenses.....................     162.0      138.8        584.2             60.4              791       1,922      811     500
Underwriting expenses..........  $   88.9   $   51.7     $  320.7         $   37.6              319         397      424     302
Underwriting gain (loss)                                                                     $   (8)       (726)    (114)     76
Net income.....................  $   54.0   $   30.6     $  144.8         $    6.4
Basic earnings per share.......      1.27       0.71         3.37             0.15
Diluted earnings per share.....      1.10       0.66         3.09             0.15
Dividends declared per share...  $   0.08   $   0.08     $   0.32               --
BALANCE SHEET DATA:
Total investments and cash.....  $2,027.1   $1,493.7     $1,790.5         $1,346.7
Premiums receivable............     644.0      320.9        487.4              5.6
Total assets...................   2,907.7    2,001.2      2,481.9          1,644.9
Net unpaid losses and loss
  adjustment expenses..........     830.5      416.9        731.9            281.7
Net unearned premiums..........     459.2                   299.9            191.0
Debt obligations...............     137.5      137.5        137.5            137.5
Shareholders' equity...........   1,143.0      956.0      1,067.2            921.2
Book value per share...........  $  26.42   $  22.23     $  24.79         $  21.42

                                    BUSINESS

GENERAL

       Platinum Holdings is a Bermuda holding company organized in 2002. We provide property and marine, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele of insurers and select reinsurers on a worldwide basis. We operate through three licensed reinsurance subsidiaries: Platinum US, Platinum Bermuda and Platinum UK.

       Platinum UK and Platinum Bermuda were formed in 2002 and have no prior operating history or loss reserves subject to development prior to January 1, 2002. Platinum US had been an inactive licensed insurance company with no underwriting activity and no exposure to losses prior to January 1, 2002. Platinum Ireland has no business operations other than activity necessary to maintain its corporate existence and its ownership of Platinum Finance and Platinum UK. Platinum Finance's activities have generally been limited to raising funds for Platinum US through the issuance of the senior note component of the ESU Offering. Platinum Services' activities are limited to providing administrative services to the Company, including legal, finance, and human resources services. The following chart summarizes our corporate structure:

                                  [Flow Chart}

PLATINUM'S STRATEGY

       Our goal is to achieve attractive long-term returns for our shareholders, while establishing Platinum as a conservative risk manager and market leader in certain classes of property and casualty reinsurance.

       - Operate as a Multi-Class Reinsurer. We seek to offer a broad range of reinsurance coverage to our ceding companies. We believe that this approach enables us to more effectively serve our clients, diversify our risk and leverage our capital.

       - Focus on profitability, not market share. Our management team pursues a strategy that emphasizes profitability rather than market share. Key elements of this strategy are prudent risk selection, appropriate pricing and adjustment of our business mix to respond to changing market conditions.

       - Exercise disciplined underwriting and risk management. We exercise risk management discipline by (i) maintaining a diverse spread of risk in our book of business across product lines and geographic zones, (ii) emphasizing excess-of-loss contracts over proportional contracts, (iii) managing our aggregate catastrophe exposure through the application of sophisticated property catastrophe modeling tools and (iv) monitoring our accumulating exposures on our non-property catastrophe exposed coverages.

       - Leverage our global platform. We currently operate in all three of the world's leading reinsurance markets with offices in New York, London and Bermuda.

       - Operate from a position of financial strength. Our capital position is unencumbered by any development of unpaid losses for business written prior to January 1, 2002. As of March 31, 2004, we had a total capitalization of $1,280,517,000. Our investment strategy focuses on security and stability in our investment portfolio by maintaining a diversified portfolio that consists primarily of investment grade fixed-income securities. We believe these factors, combined with our strict underwriting discipline, allow us to maintain our strong financial position and to be opportunistic when market conditions are most attractive.

                              SELLING SHAREHOLDER

       The following table sets forth information as of May 31, 2004 regarding beneficial ownership of Common Shares by Fire and Marine, a wholly-owned subsidiary of St. Paul, which is offering Common Shares pursuant to this prospectus supplement.

                                              BENEFICIAL OWNERSHIP OF                   BENEFICIAL OWNERSHIP OF
                                            SELLING SHAREHOLDER PRIOR TO   NUMBER OF   SELLING SHAREHOLDER AFTER
                                                  THE OFFERING(1)           COMMON          THE OFFERING(1)
                                            ----------------------------    SHARES     -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER          NUMBER      PERCENTAGE(3)     OFFERED     NUMBER     PERCENTAGE(3)
------------------------------------        -----------   --------------   ---------   ---------   -------------
The St. Paul Travelers Companies, Inc.,...  12,000,000(2)      24.4%       6,000,000   6,000,000       12.2%
  (formerly The St. Paul Companies, Inc.),
  385 Washington Street
  St. Paul, Minnesota 55102

------------

(1) Our Bye-laws contain provisions limiting the total voting power of shareholders owning specified percentages of our Common Shares. See "Description of Our Share Capital" on page 3 of the accompanying prospectus.

(2) The security holders are St. Paul and its wholly-owned subsidiaries Fire and Marine and St. Paul Reinsurance Company Limited. Amounts include 6,000,000 Common Shares of which Fire and Marine is the record owner (of which all 6,000,000 Common Shares will be sold in this offering by Fire and Marine) and a total of 6,000,000 Common Shares issuable to St. Paul and St. Paul Reinsurance Company Limited upon exercise of options. See "Related Party Transactions" on page 29 of the accompanying prospectus.

(3) Calculated on the basis of 43,278,525 Common Shares outstanding, plus 6,000,000 Common Shares issuable to St. Paul and St. Paul Reinsurance Company Limited upon exercise of options which are deemed to be outstanding for this purpose.

                                  UNDERWRITING

       Platinum Holdings, St. Paul, Fire and Marine and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, have entered into an underwriting agreement with respect to the Common Shares being offered. Subject to certain conditions, the underwriter has agreed to purchase from Fire and Marine, and Fire and Marine has agreed to sell to the underwriter, 6,000,000 Common Shares at $29.555 per Common Share.

       The underwriter is committed to take and pay for all of the Common Shares being offered, if any are taken.

       The distribution of the 6,000,000 Common Shares by the underwriter may be effected from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of any Common Shares hereby, the underwriter may be deemed to have received compensation from the selling shareholder equal to the difference between the amount received by the underwriter upon the sale of such Common Shares and the price at which the underwriter purchased such Common Shares from the selling shareholder. In addition, if the underwriter sells Common Shares to or through certain dealers, such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter and/or any purchasers of Common Shares for whom they may act as agent. The underwriter may also receive compensation from the purchasers of Common Shares for whom it may act as agent.

       Platinum Holdings, its executive officers and directors, St. Paul, Fire and Marine and RenaissanceRe have agreed with the underwriter not to (and each of St. Paul and Fire and Marine have agreed to cause its respective subsidiaries not to) offer, sell, contract to sell or otherwise dispose of any of their Common Shares or any securities of Platinum Holdings that are substantially similar to the Common Shares, including but not limited to any securities that are convertible into or exchangeable for, or represent the right to receive, Common Shares or any such substantially similar securities during the period from the date of this prospectus supplement continuing through the date 180 days or, with respect to Platinum Holdings and its executive officers and directors only, 90 days, after the date of this prospectus supplement, except with the prior written consent of the underwriter. This agreement does not prohibit the issuance by Platinum Holdings of any securities issued pursuant to any director or employee stock option or benefit plans existing on, or upon the exercise, conversion or exchange of convertible or exchangeable securities or options outstanding as of, the date of this prospectus supplement or upon the exercise of the purchase contracts forming a part of our equity security units, outstanding as of the date of this prospectus supplement. In addition, this agreement does not prohibit (i) any of St. Paul, Fire and Marine and their respective direct or indirect subsidiaries from selling or otherwise disposing of Common Shares or any such substantially similar securities to each other, or
(ii) Nuveen Investments, Inc., a Delaware corporation and a majority-owned subsidiary of St. Paul ("Nuveen"), or any of Nuveen's direct or indirect subsidiaries which are broker-dealers registered with the SEC under Section 15(b) of the Securities Exchange Act of 1934, as amended, or investment advisers registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended, whose activities in the ordinary course of business include the purchase and sale of securities in the secondary market, from the ordinary course sale or other disposition of the Common Shares or any such substantially similar securities that they acquire on behalf of their investment advisory clients in the secondary market.

       Our Common Shares are listed on the New York Stock Exchange under the symbol "PTP."

       Until the distribution of the Common Shares is completed, the SEC rules may limit the ability of the underwriter to bid for and purchase Common Shares. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Common Shares.

       If the underwriter creates a short position in the Common Shares in connection with this offering, i.e., if the underwriter sells more Common Shares than are set forth on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing Common Shares in the open market.

       Purchases of the Common Shares for the purpose of stabilization or to reduce a short position could cause the price of the Common Shares to be higher than it might be in the absence of these purchases.

       Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

       The underwriter has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any Common Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Common Shares in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom.

       The underwriter may be facilitating Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. If an electronic prospectus supplement and the accompanying prospectus are made available on the Internet Web site maintained by the underwriter, other than the prospectus supplement and the accompanying prospectus, the information on the underwriter's Web site is not part of this prospectus supplement or the accompanying prospectus.

       We estimate that our share of the total expenses of the offering will be approximately $390,000.

       Platinum Holdings and St. Paul have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

       The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Platinum Holdings and St. Paul, for which they received or will receive customary fees and expenses.

                                 LEGAL MATTERS

       The validity of the Common Shares under Bermuda law will be passed upon for the Company by Conyers, Dill & Pearman, Hamilton, Bermuda. Certain legal matters in connection with the offering will be passed upon for the Company by Dewey Ballantine LLP, New York, New York, and the underwriter is being advised as to certain matters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, in each case in reliance on the opinions of Conyers, Dill & Pearman with respect to Bermuda law.

                                    EXPERTS

       The consolidated balance sheets of Platinum Underwriters Holdings, Ltd. as of December 31, 2003 and 2002 and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for the year ended December 31, 2003 and the period from April 19, 2002 (date of inception) to December 31, 2002, and all related financial statement schedules, incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by KPMG LLP, independent auditors, as set forth in their reports appearing therein. The consolidated financial statements and financial statement schedules referred to above are included in reliance upon such reports of KPMG LLP, given upon the authority of such firm as experts in accounting and auditing.

       The combined statements of underwriting results and identifiable underwriting cash flows of The St. Paul Companies, Inc. Reinsurance Underwriting Segment (Predecessor) for the period from January 1, 2002 through November 1, 2002 and the year ended December 31, 2001 incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by KPMG LLP, independent auditors, as set forth in their report appearing therein. The combined statements referred to above are included in reliance upon such report of KPMG LLP, given upon the authority of such firm as experts in accounting and auditing. The audit report covering Predecessor's combined statements contains an explanatory paragraph that states that the combined statements are not intended to be a complete presentation of Predecessor's or St. Paul's financial position, results of operations, or cash flows.

                      WHERE YOU CAN FIND MORE INFORMATION

       We have filed with the SEC, a registration statement on Form S-3 under the Securities Act of 1933 with respect to the Common Shares offered by this prospectus. This prospectus supplement and the accompanying prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed or incorporated by reference as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.

       We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the

SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also may obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC's web site or at our web site, the address of which is http://www.platinumre.com. We also furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm. Our web site is not incorporated into or otherwise a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

                                  $750,000,000

                   [PLATINUM UNGERWRITERS HOLDINGS LTD LOGO]

              COMMON SHARES, PREFERRED SHARES, DEPOSITARY SHARES,
              DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES,
                     WARRANTS TO PURCHASE PREFERRED SHARES,
                     WARRANTS TO PURCHASE DEBT SECURITIES,
                     PURCHASE CONTRACTS AND PURCHASE UNITS

  18,460,000 COMMON SHARES OF PLATINUM UNDERWRITERS HOLDINGS, LTD. OFFERED BY
                              SELLING SHAREHOLDERS

     We may offer and sell from time to time:

     - common shares;

     - preferred shares;

     - depositary shares representing common shares, preferred shares or debt securities;

     - senior or subordinated debt securities;

     - warrants to purchase common shares, preferred shares or debt securities; and

     - purchase contracts and purchase units.

     In addition, selling shareholders named in this prospectus may sell up to 18,460,000 of our common shares, which includes 8,500,000 common shares issuable upon exercise of outstanding options. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.

     We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 1.

     These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

     These securities may be sold in one or more offerings up to a total dollar amount of $750,000,000.

     Our common shares are traded on the New York Stock Exchange under the symbol "PTP." Other than for our common shares, there is no market for the other securities we may offer.

     NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE REGISTRAR OF COMPANIES IN BERMUDA OR THE BERMUDA MONETARY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

                 The date of this prospectus is June 28, 2004.

                  [THIS PAGE INTENTIONALLY LEFT BLANK]

                               TABLE OF CONTENTS


Important Information About This Prospectus.................     i
Available Information.......................................    ii
Platinum Underwriters Holdings, Ltd.........................     1
Risk Factors................................................     1
General Description of the Offered Securities...............     1
Ratio of Earnings To Fixed Charges of Platinum Underwriters
  Holdings, Ltd.............................................     2
Forward-Looking Statements..................................     2
Use of Proceeds.............................................     3
Description of Our Share Capital............................     3
Description of the Depositary Shares........................     9
Description of the Debt Securities..........................    11
Certain Provisions Applicable to Subordinated Debt
  Securities................................................    23
Description of the Warrants to Purchase Common Shares or
  Preferred Shares..........................................    24
Description of the Warrants to Purchase Debt Securities.....    26
Description of the Purchase Contracts and the Purchase
  Units.....................................................    27
Selling Shareholders........................................    28
Related Party Transactions..................................    29
Certain Tax Considerations..................................    32
Plan of Distribution........................................    42
Where You Can Find More Information.........................    44
Incorporation of Certain Documents by Reference.............    44
Legal Matters...............................................    45
Experts.....................................................    45
Enforcement of Civil Liabilities under United States Federal
  Securities Laws and Other Matters.........................    45

                  IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

     Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. The issue and transfer of in excess of 20% of our shares involving any persons regarded as resident in Bermuda for exchange control purposes requires prior authorization from the Bermuda Monetary Authority. This prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

     References in this prospectus to "dollars" or "$" are to the lawful currency of the United States of America, unless the context otherwise requires.

                             AVAILABLE INFORMATION

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process, relating to the common shares, preferred shares, depositary shares, debt securities, warrants, purchase contracts, purchase units, preferred securities and preferred securities guarantees described in this prospectus. This means:

     - we and, in the case of an offering of our common shares, any selling shareholder may issue securities covered by this prospectus from time to time, up to a total initial offering price of $750,000,000;

     - we, or any selling shareholder, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

     - the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.

     This prospectus provides you with a general description of the securities we or any selling shareholder may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we or any selling shareholder sell securities, we or any selling shareholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." In this prospectus, references to the "Company," "Platinum," "we," "us" and "our" refer to Platinum Underwriters Holdings, Ltd.'s consolidated operations unless the context otherwise indicates. "Platinum Holdings" refers solely to Platinum Underwriters Holdings, Ltd. "Platinum US" refers to Platinum Underwriters Reinsurance, Inc. "Platinum UK" refers to Platinum Re (UK) Limited. "Platinum Bermuda" refers to Platinum Underwriters Bermuda, Ltd. "Platinum Ireland" refers to Platinum Regency Holdings. "Platinum Finance" refers to Platinum Underwriters Finance, Inc.

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

     Platinum Holdings is a leading provider of property, casualty, and finite reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom.

     Our principal executive offices are located at The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 295-7195.

     For further information regarding Platinum, including financial information, you should refer to our recent filings with the Securities and Exchange Commission.

                                  RISK FACTORS

     Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

                 GENERAL DESCRIPTION OF THE OFFERED SECURITIES

     We may from time to time offer under this prospectus, separately or together:

     - common shares, which we would expect to list on the New York Stock Exchange;

     - preferred shares, the terms and series of which would be described in the related prospectus supplement;

     - depositary shares, each representing a fraction of a common share or a particular series of preferred shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depository receipts;

     - senior debt securities;

     - subordinated debt securities, which will be subordinated in right of payment to our senior indebtedness;

     - warrants to purchase common shares and warrants to purchase preferred shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

     - warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

     - purchase contracts obligating holders to purchase from us a specified number of common shares or preferred shares at a future date or dates; and

     - purchase units, consisting of a purchase contract and, as security for the holder's obligation to purchase common shares or preferred shares under the purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities or (3) our preferred shares.

     The selling shareholders may offer up to 18,460,000 of our common shares, which includes 8,500,000 common shares issuable upon exercise of outstanding options.

     The aggregate initial offering price of these offered securities will not exceed $750,000,000.

                       RATIO OF EARNINGS TO FIXED CHARGES
                    OF PLATINUM UNDERWRITERS HOLDINGS, LTD.

     The following table sets forth our earnings to fixed charges for the periods ended December 31, 2003 and 2002:

                                                               PERIOD ENDED
                                                               DECEMBER 31,
                                                              --------------
                                                              2003   2002(1)
                                                              ----   -------
Ratio of Earnings to Fixed Charges..........................  21.4     8.7

     For purposes of computing these ratios, earnings consist of net income. Fixed charges consist of interest expense and amortization of capitalized debt expenses.
---------------

(1) In 2002, we only had two months of operations following our initial public offering on November 1, 2002.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

     In particular, statements using words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import generally involve forward-looking statements. This prospectus and the documents incorporated by reference into this prospectus also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives and trends in market conditions, market standing, product volumes, investment results and pricing conditions.

     In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those in the forward-looking statements, including the following:

          (1) our ability to successfully execute our business strategy;

          (2) conducting operations in a competitive environment;

          (3) our ability to maintain our A.M. Best Company rating;

          (4) significant weather-related or other natural or man-made disasters over which the Company has no control;

          (5) the effectiveness of our loss limitation methods;

          (6) the adequacy of the Company's liability for unpaid losses and loss adjustment expenses ("LAE");

          (7) the availability of retrocessional reinsurance on acceptable terms;

          (8) our ability to maintain our business relationships with reinsurance brokers;

          (9) general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession;

          (10) the cyclicality of the property and casualty reinsurance business;

          (11) market volatility and interest rate and currency exchange rate fluctuation;

          (12) tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and

          (13) changes in the Company's plans, strategies, objectives, expectations or intentions which may happen at any time at the Company's discretion.

     As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. The foregoing factors, should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

                                USE OF PROCEEDS

     Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, share repurchase programs and acquisitions.

     We will not receive any proceeds from the sale of our common shares by any Selling Shareholder in such an offering.

                        DESCRIPTION OF OUR SHARE CAPITAL

     The following description of the share capital of Platinum Holdings summarizes certain provisions of Platinum Holdings' Bye-laws, and is qualified in its entirety by reference to such Bye-laws. A copy of Platinum Holdings' Bye-laws is filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

     As of March 12, 2004, Platinum Holdings' authorized share capital consisted of: (i) 200,000,000 common shares, par value $0.01 per share, of which 43,265,525 common shares were outstanding and (ii) 25,000,000 preferred shares, par value $0.01 per share, none of which were outstanding. As of March 1, 2004 there were approximately 16 holders of record of our common shares, including The St. Paul Travelers Companies, Inc., (formerly The St. Paul Companies, Inc.) ("St. Paul"), which held 6,000,000 common shares (the voting power of which is limited to 9.9% as described below) and an option to acquire 6,000,000 common shares, and RenaissanceRe Holdings Ltd. ("RenaissanceRe"), which held 3,960,000 common shares (the voting power of which is limited to 9.9% as described below) and an option to acquire 2,500,000 common shares.

COMMON SHARES

     Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights, provided, however, that pursuant to a Formation and Separation Agreement dated as of October 28, 2002 between the Company and St. Paul (the "Formation Agreement") and a Transfer Restrictions, Registration Rights and Standstill Agreement between the Company and RenaissanceRe dated as of November 1, 2002, Platinum Holdings has granted St. Paul and RenaissanceRe respectively, the pre-emptive rights specified therein. See "Related Party Transactions." Subject to the limitation on voting rights described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Most matters to be approved by holders of common shares require approval by a simple majority vote. The holders of at least 75% of the common shares voting in person or by proxy at a meeting must approve an amalgamation with another company. In addition, a resolution to remove our independent auditors before the expiration of their term of office must be approved by at least two-thirds of the votes cast at a meeting of the shareholders of the Company. The quorum for any meeting of our shareholders is two or more persons holding or representing more than 50% of the outstanding common shares on an unadjusted basis. Our Board of Directors has the power to approve our discontinuation from Bermuda to another jurisdiction. The rights attached to any class of shares, common or preferred, may be varied with the consent in writing of the holders of at least three-fourths of the issued shares of that class or by a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Bermuda Companies Act 1981 (the "Companies Act").

     In the event of a liquidation, winding-up or dissolution of Platinum Holdings, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, the holders of common shares are entitled to share equally and ratably in the assets of Platinum Holdings, if any, remaining after the payment of all of its debts and liabilities and the liquidation preference of any outstanding preferred shares. All outstanding common shares are fully paid and nonassessable. Authorized but unissued shares may, subject to any rights attaching to any existing class or classes of shares, be issued at any time and at the discretion of the Board of Directors without the approval of the shareholders of the Company with such rights, preferences and limitations as the Board may determine.

LIMITATION ON VOTING RIGHTS

     Each common share has one vote on a poll of the shareholders, except that, if and for as long as the number of issued Controlled Shares (as defined below) of any person would constitute 10% or more of the combined voting power of the issued common shares of Platinum Holdings (after giving effect to any prior reduction in voting power as described below), each issued Controlled Share, regardless of the identity of the registered holder thereof, will confer a fraction of a vote as determined by the following formula:

                               (T - C)/(9.1 X C)

Where: (1) "T" is the aggregate number of votes conferred by all the issued common shares immediately prior to that application of the formula with respect to such issued Controlled Shares adjusted to take into account any prior reduction taken with respect to any issued Controlled Shares pursuant to the "sequencing provision" described below; and

        (2) "C" is the number of issued Controlled Shares attributable to that person. "Controlled Shares" of any person refers to all common shares owned by that person, whether (i) directly, (ii) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or
            (iii) beneficially, directly or indirectly, within the meaning of
            Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder.

     The formula will be applied successively as many times as may be necessary to ensure that no person will be a 10% Shareholder (as defined below) at any time (the "sequencing provision"). For the purposes of determining the votes exercisable by shareholders as of any date, the formula first will be applied to the common shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the formula will be applied first to the votes of common shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. The formula will be applied iteratively thereafter to ensure that no person will be a 10% Shareholder. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued common shares as of such date, as reduced by the application of the formula to any issued common shares of any shareholder with a larger number of total Controlled Shares as of such date. A "10% Shareholder" means a person who owns, in the aggregate, (i) directly, (ii) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, issued common shares of the Company carrying 10% or more of the total combined voting rights attaching to all issued common shares.

     Because of the voting limitation described in the preceding paragraph, the common shares owned by St. Paul and RenaissanceRe have reduced voting rights. Should St. Paul or RenaissanceRe dispose of some or all of the common shares it owns, the reduced voting rights with respect to the common shares disposed of by St. Paul or RenaissanceRe will be eliminated (except if the disposition is to any other person who holds, or who as a result of such transaction would hold, 10% or more of our total voting rights), and those common shares thereafter will be entitled to full voting rights, subject to future dilution to avoid creating a 10% Shareholder. Therefore, the voting power of the common shares held by all of our shareholders other than St. Paul or RenaissanceRe will be diluted upon any such disposition by St. Paul or RenaissanceRe.

     Our directors are empowered to require any shareholder to provide information as to that shareholder's beneficial ownership of common shares, the names of persons having beneficial ownership of the shareholder's common shares, relationships, associations or affiliations with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. Our directors may disregard the votes attached to the common shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

     Our directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the common shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

RESTRICTIONS ON TRANSFER

     Our Bye-laws contain several provisions restricting the transferability of common shares. The directors are required to decline to register a transfer of common shares if they have reason to believe that the result of such transfer would be (i) that any person other than a St. Paul Person or a RenaissanceRe Person (as defined below) would become or continue to be a 10% Shareholder or
(ii) that a St. Paul Person or a RenaissanceRe Person would become or continue to be a United States 25% Shareholder (as defined below), in each case without giving effect to the limitation on voting rights described above. Similar restrictions apply to Platinum Holdings' ability to issue or repurchase common shares. "St. Paul Person" means any of St. Paul and its affiliates and a "RenaissanceRe Person" means any of RenaissanceRe and its affiliates. A "United States 25% Shareholder" means a U.S. person who owns, directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Code, 25% or more of either (i) the total combined voting rights attaching to the issued common shares and the issued shares of any other class of Platinum Holdings or (ii) the total combined value of the issued common shares and any other issued shares of Platinum Holdings, determined pursuant to Section 957 of the Code. Only for the purposes of these provisions of our Bye-laws, it is assumed that all RenaissanceRe Persons are U.S. Persons. These restrictions on the transfer, issuance or repurchase of shares do not apply to any issuance of common shares pursuant to a contract to purchase common shares from Platinum Holdings included in the 7.00% equity security units issued by Platinum Holdings, though the limitations on voting rights, discussed above, do apply to such common shares.

     Our directors also may, in their absolute discretion, decline to register the transfer of any common shares if they have reason to believe (i) that the transfer may expose us, any of our subsidiaries, any shareholder or any person ceding insurance to any of our subsidiaries to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of the transfer under the Securities Act of 1933, as amended ("Securities Act") or under any U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. In addition, our directors may decline to approve or register a transfer of common shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

     We are authorized to request information from any holder or prospective acquiror of common shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any transaction if complete and accurate information is not received as requested.

     Conyers, Dill & Pearman, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in our Bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The proposed transferor of those common shares will be deemed to own those common shares for dividend, voting and reporting purposes until a transfer of such common shares has been registered on the register of shareholders of Platinum Holdings.

     If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within thirty days of such refusal. Our Bye-laws also provide that our Board of Directors may suspend the registration of transfers for any reason and for such periods as it may determine, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

     Our directors may designate our Chief Executive Officer to exercise their authority to decline to register transfers or to limit voting rights as described above, or to take any other action, for as long as the Chief Executive Officer is also a director.

     The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of Platinum Holdings.

PREFERRED SHARES

     Pursuant to our Bye-laws and Bermuda law, our Board of Directors by resolution may establish one or more series of preferred shares having a number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, limitations and powers as may be fixed by the Board of Directors without any further shareholder approval which, if any preferred shares are issued, will include restrictions on voting and transfer intended to avoid having us become a "controlled foreign corporation" for U.S. federal income tax purposes. If our Board of Directors issues preferred shares conferring any voting rights, it will amend our Bye-laws to apply the limitations on the voting rights discussed above under "-- Limitation on Voting Rights" to those preferred shares. Any rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of the Company. The issuance of preferred shares could also adversely affect the voting power of the holders of our common shares, deny such holders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and depress the market price of the common shares.

BYE-LAWS

     Our Bye-laws provide for our corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares which are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings of shareholders, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and our winding-up.

     Our Bye-laws provide that our Board of Directors shall be elected annually and shall not be staggered. Shareholders may only remove a director for cause prior to the expiration of that director's term at a special meeting of shareholders at which a majority of the holders of shares voting thereon vote in favor of that action.

     Our Bye-laws also provide that if our Board of Directors in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any other shareholder, then we will have the option, but not the obligation, to repurchase all or part of the shares held by such shareholder to the extent the Board of Directors determines it is necessary to avoid such adverse or potential adverse consequences. The price to be paid for such shares will be the fair market value of such shares.

     Our Bye-laws provide that when any matter is required to be submitted to a vote of the shareholders of any direct or indirect non-U.S. subsidiary of the Company, the Company is required to submit a proposal relating to such matter to the shareholders of the Company, and the Company shall then vote or cause to be voted all the shares of such subsidiary owned by the Company in accordance with or proportional to the vote of its shareholders.

     Our shareholders will consider and vote upon a proposal to remove this provision from our Bye-laws at our annual general meeting of shareholders to be held on May 6, 2004.

TRANSFER AGENT

     Our registrar and transfer agent for the common shares is Mellon Investor Services LLC.

DIFFERENCES IN CORPORATE LAW

     The Companies Act differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our Bye-laws) applicable to us, which differ in certain respects from provisions of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

     Interested Directors. Our Bye-laws provide that transactions we enter into in which a director has an interest are not voidable by us, nor can the interested director be liable to us for any profit realized pursuant to such transactions, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law, such a transaction would not be voidable if (i) the material facts as to the interested director's relationship or interests are disclosed or are known to the board of directors and the board in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum, (ii) the material facts as to the director's relationship or interest and as to the transaction are disclosed or are known to the shareholders entitled to vote on the transaction and the transaction is specifically approved in good faith by vote of the shareholders or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board of directors or the shareholders. Under Delaware law, the interested director could be held liable for a transaction in which that director derived an improper personal benefit.

     Mergers and Similar Arrangements. We may acquire the business of another Bermuda company or a company incorporated outside Bermuda and carry on such business when it is within the objects of our memorandum of association. In the case of an amalgamation, we may amalgamate with another Bermuda company or with an entity incorporated outside Bermuda. A shareholder who did not vote in favor of the amalgamation may apply to a Bermuda court for a proper valuation of his or her shares if he or she is not satisfied that fair value has been offered for those shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the holders of a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair value of the shares held by that stockholder (as determined by a court) in lieu of the consideration that stockholder would otherwise receive in the transaction. Delaware law does not provide stockholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired; (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation or
(iv) in a merger in which the corporation's certificate of incorporation is not amended and the corporation issues less than 20% of its common stock outstanding prior to the merger.

     Takeovers. Bermuda law provides that where an offer is made for shares of another company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer

(other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless the offer is obviously and convincingly unfair. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of stock that is entitled to vote on the transaction. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

     Shareholder's Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or Bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

     Indemnification of Directors. Our Bye-laws indemnify our directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to us other than in respect of his own fraud or dishonesty, which is the maximum extent of indemnification permitted under the Companies Act. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if the director or officer had no reasonable cause to believe his conduct was unlawful.

     Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including our objects and powers) and alterations to our memorandum of association, including any increase or reduction of our authorized capital. Our shareholders have the additional right to inspect our Bye-laws, minutes of general meetings and our audited financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain a share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation's stockholder list and its other books and records for any purpose reasonably related to such person's interest as a stockholder.

     Enforcement of Judgments and Other Matters. We have been advised by Conyers, Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts obtained in actions against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws and (2) original actions brought in Bermuda against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda's public policy.

                      DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

     We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preferred shares) of a common share or a fraction of a share of a particular class or series of preferred shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

     The common shares or the shares of the class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares represented thereby (including dividend, voting, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional common shares or fractional shares of the applicable class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. Forms of the deposit agreement and depositary receipt have been filed as exhibits to the registration statement of which this prospectus forms a part.

     Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

     The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or preferred shares to the record holders of depositary shares relating to such common shares or preferred shares in proportion to the number of such depositary shares owned by such holders.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

WITHDRAWAL OF SHARES

     Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preferred shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preferred shares on the basis set forth in the prospectus supplement for such common shares or class or series of preferred shares, but holders of such whole common shares or preferred shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preferred shares be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem common shares or preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing common shares or shares of the related class or series of preferred shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such common shares or class or series of preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE COMMON SHARES OR PREFERRED SHARES

     Upon receipt of notice of any meeting at which the holders of common shares or preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for common shares or preferred shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of common shares or preferred shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will vote all common shares or preferred shares held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such common shares or preferred shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the preferred shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or preferred shares and any redemption of such common shares or preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

     The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of common shares or preferred shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preferred shares are paid by the holders thereof.

MISCELLANEOUS

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of common shares or preferred shares.

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                       DESCRIPTION OF THE DEBT SECURITIES

GENERAL

     The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. Our senior debt securities are to be issued under a senior indenture between us and JPMorgan Chase Bank, as trustee, as supplemented. Our subordinated debt securities are to be issued under a subordinated indenture between us and JPMorgan Chase Bank, as trustee, as supplemented. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the "indentures" and each individually as an "indenture," and the trustees under each of the indentures are sometimes referred to herein collectively as the "trustees" and each individually as a "trustee." The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.

     The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures.

     The indentures do not limit the aggregate principal amount of the debt securities which Platinum Holdings may issue under them and provide that Platinum Holdings may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

     Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of Platinum Holdings, and will rank equally with all of Platinum Holdings other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of Platinum Holdings, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of Platinum Holdings as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement.

     Because Platinum Holdings is a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

     Our ability to receive dividends and other distributions from our insurance company subsidiaries is limited by applicable law and regulation. See "Our Business -- Regulation" in our Annual Report on Form 10-K for the year ended December 31, 2003 incorporated by reference in this prospectus. If we are unable to receive dividends or distributions from our insurance company subsidiaries, or if such dividends or distributions are limited, our ability to make payments owing with respect to the debt securities will be adversely affected.

     The prospectus supplement relating to the particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities:

     - the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

     - the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

     - the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

     - the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

     - the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

     - whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;

     - whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

     - if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

     - whether the series of debt securities will be listed on any national securities exchange;

     - whether the series of debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

     - if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

     - if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

     - whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

     - any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

     - whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

     - whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

     - in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

     - in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

     - any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;

     - whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such series of debt securities;

     - a discussion of certain U.S. federal income tax considerations;

     - whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

     - any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

     Platinum Holdings will have the ability under the indentures to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. Platinum Holdings is also permitted to issue debt securities with the same terms as previously issued debt securities.

     Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

     Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

     Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

     The debt securities may be issued as original issue discount securities (bearing no fixed interest or bearing fixed interest at a rate which at the time of issuance is below specified market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

     The debt securities may also be issued at a premium (issued for an amount in excess of the face amount of such securities). In general such bond premium would be amortizable over the term of the debt instrument and deductible by the holders for U.S. federal income tax purposes. Special U.S. federal income tax and other considerations applicable to securities issued at a premium will be described in the related prospectus supplement.

     If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

     We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

     Unless otherwise described in a prospectus supplement relating to any series of debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and Bye-laws.

OPTIONAL REDEMPTION

     Unless otherwise described in a prospectus supplement, relating to any debt securities, we may at our option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities' will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event.

SELECTION AND NOTICE

     Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders' redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.

     Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

     Unless otherwise described in a prospectus supplement, each indenture provides that Platinum Holdings may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into Platinum Holdings, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a designated subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.

CERTAIN OTHER COVENANTS

     Except as otherwise permitted under "Consolidation, Amalgamation, Merger and Sale of Assets" described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to the holders of any debt securities. (Section 4.8 of the indenture)

EVENTS OF DEFAULT

     Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on the series of debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

          (2) default in the payment of the principal of or any premium on the series of debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

          (3) default in the performance, or breach, of any covenant or warranty of ours contained in the indenture (other than the defaults specified in clause (1) or (2) above), and the continuance of such default or breach for a period of 60 days after written notice has been given as provided in the indenture;

          (4) default in the payment at maturity of our Indebtedness in excess of $50,000,000 or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after written notice has been given as provided in the indenture;

          (5) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

          (6) certain events relating to our bankruptcy, insolvency or reorganization; or

          (7) our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to us. (Section 6.1 of the indenture)

     If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities to be due and payable immediately. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration.

     Each indenture provides that, within 60 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities.

     If an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities.

     Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

MODIFICATION AND WAIVER

     We and the trustee may modify or amend each indenture with the consent of the holders of not less than a majority in aggregate principal amount outstanding of a series of debt securities affected by the amendment or modification; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

     - change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the series of debt securities,

     - reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the series of debt securities,

     - change our obligation to pay additional amounts with respect to the series of debt securities,

     - change the redemption provisions of the series of debt securities or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the series of debt securities at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the series of debt securities,

     - change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the series of debt securities is payable,

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the series of debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

     - reduce the percentage in principal amount of the series of debt securities, the consent of whose holders is required in order to take specific actions,

     - reduce the requirements for quorum or voting by holders of the series of debt securities in the applicable section of the indenture,

     - modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the series of debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby, or

     - modify any of the above provisions. (Section 10.2 of the indenture)

     In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

     We and the trustee may modify or amend each indenture and the series of debt securities without the consent of any holder in order to, among other things:

     - provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

     - add to our covenants for the benefit of the holders of the series of debt securities or to surrender any right or power conferred upon us by the indenture;

     - provide for a successor trustee with respect to the series of debt securities;

     - cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the series of debt securities;

     - change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the series of debt securities under the indenture;

     - add any additional events of default with respect to the series of debt securities;

     - provide for conversion or exchange rights of the holders of the series of debt securities; or

     - make any other change that does not materially adversely affect the interests of the holders of the series of debt securities. (Section 10.1 of the indenture)

     The holders of at least a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indenture. (Section 4.9 of the indenture) The holders of not less than a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indenture with respect to the series of debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the series of debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security. (Section 6.10 of the indenture)

     Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in "-- Events of Default" described above. (Section 4.10 of the indenture)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be. (Section 12.1 of the indenture)

     Each indenture provides that, unless the provisions of Section 12.2 of such indenture are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay principal, interest and additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) ("defeasance") or (2) to be released from our obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date. (Section 12.2 of the indenture)

     Such a trust may only be established if, among other things:

          (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,

          (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

          (3) with respect to registered securities and any bearer securities for which the place of payment is within the United States, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

          (4) with respect to defeasance, we have delivered to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders over our other creditors. (Section 12.2 of the indenture)

     "Government Obligations" means debt securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1 of the indenture)

     In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

PAYMENT OF ADDITIONAL AMOUNTS

     Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

     We will not be required to pay any additional amounts for or on account of:

          (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder
     (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

          (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

          (4) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

          (5) any combination of items (1), (2), (3) and (4).

     In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 4.4 of the indenture)

REDEMPTION FOR TAX PURPOSES

     Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, or
(2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the Company, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in "Payment of Additional Amounts" above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities.

     Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price. (Section 4.5 of the indenture)

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

     The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

     Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     The indentures provide that if:

          (1) the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

          (2) we determine that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

          (3) an Event of Default with respect to a series of the debt securities has occurred and is continuing, then in each such case, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

     Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5 of the indenture). It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

GOVERNING LAW

     Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

INFORMATION CONCERNING THE TRUSTEE

     Unless otherwise specified in the applicable prospectus supplement, JPMorgan Chase Bank is to be the trustee and paying agent under each indenture and is one of a number of banks with which Platinum and its subsidiaries maintain banking relationships in the ordinary course of business.

         CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES

     The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. In the event of:

          (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

          (2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

          (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

     By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

     Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

     No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

     The term "Senior Indebtedness" means all Indebtedness of ours outstanding at any time, except:

          (1) the subordinated debt securities;

          (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

          (3) Indebtedness of ours to an affiliate of ours;

          (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

          (5) trade accounts payable; and

          (6) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities.

     Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

                    DESCRIPTION OF THE WARRANTS TO PURCHASE
                       COMMON SHARES OR PREFERRED SHARES

     The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

GENERAL

     The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

     - the offering price, if any;

     - the aggregate number of warrants;

     - the designation and terms of the common shares or preferred shares purchasable upon exercise of the share warrants;

     - if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

     - the number of common shares or preferred shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

     - the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

     - a discussion of certain U.S. federal income tax considerations;

     - the call provisions, if any;

     - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

     - the antidilution provisions of the share warrants; and

     - any other terms of the share warrants.

     The common shares or preferred shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

     Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder's election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preferred shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS

     The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a stock dividend to holders of common shares or preferred shares, respectively, or a combination, subdivision or reclassification of common shares or preferred shares, respectively. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which such share warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

     Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

     The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

GENERAL

     The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

     - the offering price, if any;

     - the aggregate number of debt warrants;

     - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

     - if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

     - the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

     - a discussion of certain U.S. federal income tax considerations;

     - whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

     - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

     - the antidilution provisions of the debt warrants; and

     - any other terms of the debt warrants.

     Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

     Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

          DESCRIPTION OF THE PURCHASE CONTRACTS AND THE PURCHASE UNITS

     We may issue purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares, preferred shares, debt securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, as specified in the applicable prospectus supplement, at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and to be described in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of purchase units consisting of a purchase contract and, as security for the holder's obligations to purchase the securities under the purchase contracts, either:

          (1) our senior debt securities or our subordinated debt securities;

          (2) our preferred shares; or

          (3) debt obligations of third parties, including U.S. Treasury securities.

     The applicable prospectus supplement will specify the securities that will secure the holder's obligations to purchase securities under the applicable purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the purchase contracts securing the holders' obligations to purchase securities will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of purchase contracts to purchase securities under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement except upon the termination or early settlement of the related purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a purchase contract will retain full beneficial ownership of the related pledged securities.

     The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

     The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts.

     Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract.

                              SELLING SHAREHOLDERS

     The selling shareholders may from time to time on one or more occasions offer and sell any or all of their common shares that are registered under this prospectus. The registration of the selling shareholders' common shares does not necessarily mean that the selling shareholders will offer or sell any of their shares.

     The selling shareholders may sell, transfer or otherwise dispose of some or all of their common shares, including common shares and other securities of Platinum not covered by this prospectus, in transactions exempt from the registration requirements of the Securities Act of 1933, including in open-market transactions in reliance on Rule 144 under the Securities Act. We will update, amend or supplement this prospectus from time to time to update the disclosure in this section as may be required.

     All expenses incurred with the registration of Platinum common shares owned by the selling shareholders will be borne by us; provided that we will not be obligated to pay any legal expenses of the selling shareholders in connection with such registration.

     The following table sets forth information as of March 1, 2004 regarding beneficial ownership of common shares and the applicable voting rights attached to such share ownership in accordance with our Bye-laws by the selling shareholder that may offer common shares pursuant to this registration statement.

                                      BENEFICIAL OWNERSHIP OF SELLING                 BENEFICIAL OWNERSHIP OF
                                         SHAREHOLDERS PRIOR TO THE       NUMBER OF   SELLING SHAREHOLDERS AFTER
                                               OFFERING(S)(1)             COMMON         THE OFFERING(S)(1)
                                      --------------------------------    SHARES     --------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER     NUMBER        PERCENTAGE(4)      OFFERED     NUMBER     PERCENTAGE(4)
------------------------------------  -------------   ----------------   ---------   ---------   --------------
The St. Paul Travelers Companies,      12,000,000(2)         24.4
  Inc. (formerly The St. Paul
  Companies, Inc.).................
  385 Washington Street
  St. Paul, Minnesota 55102
  RenaissanceRe Holdings Ltd.......     6,460,000(3)         14.1
  Renaissance House
  8-12 East Broadway
  Pembroke HM 19
  Bermuda

---------------

For a description of the relationships between St. Paul, RenaissanceRe and us, see "Related Party Transactions."
(1) Our Bye-laws contain provisions limiting the total voting power of shareholders owning specified percentages of our common shares. See "Description of Our Share Capital."

(2) The security holders are St. Paul and its wholly owned subsidiaries St. Paul Fire and Marine Insurance Company ("St. Paul Fire and Marine") and St. Paul Reinsurance Company Limited. Amounts include 6,000,000 common shares of which St. Paul Fire and Marine is the record owner and a total of 6,000,000 common shares issuable to St. Paul and St. Paul Reinsurance Company Limited upon exercise of options. See "Related Party Transactions."

(3) Amounts include 2,500,000 common shares issuable to RenaissanceRe upon exercise of options. See "Related Party Transactions."

(4) Calculated on the basis of 43,250,375 common shares outstanding, plus in the case of St. Paul 6,000,000 common shares issuable to St. Paul and St. Paul Reinsurance Company Limited upon exercise of options which are deemed to be outstanding for this purpose, and in the case of RenaissanceRe 2,500,000 common shares issuable to RenaissanceRe upon exercise of options which are deemed to be outstanding for this purpose.

                           RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH ST. PAUL AND ITS SUBSIDIARIES

     Concurrently with the completion of the Company's initial public offering on November 1, 2002, the Company issued 6,000,000 common shares (or 14% of the then outstanding common shares) to St. Paul in a private placement pursuant to the Formation Agreement. The voting power of these common shares is limited to 9.9% of the voting power of the outstanding common shares, pursuant to the Bye-laws of the Company. St. Paul also received an option to purchase up to 6,000,000 additional common shares at any time during the ten years following the Company's initial public offering at a price of $27.00 per share (the "St. Paul Option"). In return for the common shares and the St. Paul Option, St. Paul contributed to the Company cash in the amount of $122 million and substantially all of the 2002 reinsurance business and related assets of the reinsurance underwriting segment of St. Paul ("St. Paul Re"), including all of the outstanding capital stock of Platinum US. Among the fixed assets transferred were furniture, equipment, systems and software, and the intangible assets included broker lists, contract renewal rights and licenses. The Formation Agreement contains provisions regarding indemnification of each of St. Paul and the Company by the other, restrictions on St. Paul regarding competition with the Company and the transfer or acquisition of common shares in certain circumstances, and requirements relating to pre-emptive rights and participation in common share buy-back programs. The Formation Agreement provided that the Company and its subsidiaries enter into several agreements with St. Paul and its subsidiaries, as described below.

     The Company entered into a Registration Rights Agreement with St. Paul as of November 1, 2002 and a related letter agreement dated March 22, 2004, pursuant to which St. Paul has the right to require the Company, subject to certain specified exceptions, on three occasions to register under the Securities Act, any common shares owned by St. Paul or its affiliates for sale in a public offering. Pursuant to this agreement, the Company has also agreed to use its reasonable best efforts to enable St. Paul from and after the third anniversary of the completion of the Company's initial public offering to distribute the common shares it beneficially owns in an offering on a continuous or delayed basis pursuant to a registration statement under the Securities Act. After November 1, 2007, St. Paul will have the right to an additional two demand registrations if St. Paul beneficially owns more than 9.9% of the common shares then outstanding. Each demand must include a number of common shares with a market value equal to at least $50 million, except that this limitation will not apply to St. Paul's last demand registration. Pursuant to the letter agreement, each of St. Paul and the Company have agreed that their respective rights, duties and obligations with regard to the registration, offering and sale of St. Paul's common shares under the registration statement of which this prospectus forms a part shall be as if the registration statement had been filed pursuant to a demand request under the Registration Rights Agreement.

     Certain subsidiaries of the Company entered into several quota share retrocession agreements with subsidiaries of St. Paul, pursuant to which St. Paul's subsidiaries transferred the liabilities, related assets and rights and risks under substantially all of the reinsurance contracts entered into by St. Paul's subsidiaries on or after January 1, 2002, excluding certain liabilities relating to the flooding in Europe in August 2002 and business underwritten in London for certain financial services companies (the "Quota Share Retrocession Agreements"). These agreements provided for the transfer to subsidiaries of the Company of cash and other assets aggregating approximately $485,687,000, which represents substantially all of the existing 2002 underwriting year loss reserves, excluding certain liabilities retained by St. Paul, allocated loss adjustment expense reserves, other reserves related to non-traditional reinsurance treaties, unearned premium reserves (subject to agreed upon adjustments) and other related reserves, which relate to contracts entered into on and after January 1, 2002, as of the date of the transfer and 100% of future premiums (less any ceding commission under the Quota Share Retrocession Agreements) associated with the transferred reinsurance contracts relating to periods after the date of the transfer. Trusts have been established and funded to secure Platinum US's retrocession obligations to St. Paul's subsidiaries.

     Platinum US and St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of St. Paul ("St. Paul Fire and Marine"), entered into a US Underwriting Management Agreement dated as of November 1, 2002. Pursuant to this agreement, Platinum US has authority to write renewals of certain non-traditional reinsurance contracts for a period of three years on behalf of St. Paul Fire and Marine or Mountain Ridge Insurance Company, a wholly owned subsidiary of St. Paul. Platinum US bears all the expenses incurred in underwriting and administering the non-traditional business that it reinsures. St. Paul Fire and Marine is required to pay the direct and reasonable indirect costs of non-traditional business not reinsured by Platinum US. Platinum UK and St. Paul Reinsurance Company Limited ("St. Paul Re UK") entered into a similar agreement dated as of November 1, 2002 providing Platinum UK with substantially the same rights to underwrite business on behalf of St. Paul Re UK.

     In addition, St. Paul Re UK, St. Paul Management Limited and Platinum UK entered into a UK Business Transfer Agreement under which Platinum UK acquired the reinsurance business of St. Paul Re UK, together with the associated customer lists and goodwill (other than the assumption of liability for, or the management of, existing reinsurance contracts entered into by St. Paul Re UK on or prior to November 1, 2002). Platinum UK is entitled to write reinsurance business for its own account and benefit in succession to St. Paul Re UK. In consideration for the transfer, a portion of the St. Paul Option, covering 894,260 common shares with an aggregate exercise price of $8,119,881, was allocated to St. Paul Re UK.

     The Company and Platinum UK entered into Master Services Agreements with St. Paul and St. Paul Re UK pursuant to which St. Paul and its subsidiaries provide certain services, including accounting, payroll administration, human resources management and systems support, at cost until the Company and Platinum UK deem it no longer necessary. Both of these Master Services Agreements, which originally were scheduled to terminate on June 30, 2003, were amended by the parties to terminate on June 30, 2004 with respect to certain services. The Company and Platinum UK are required to pay St. Paul and St. Paul Re UK a total of $181,506 for services provided in 2003 under the Master Services Agreements. The Company and Platinum UK also entered into Run-off Services Agreements with St. Paul and St. Paul Re UK, pursuant to which the Company and Platinum UK, for a period of up to two years following completion of the Company's initial public offering, provide St. Paul and St. Paul Re UK with specified services at cost in administering the run-off of certain reinsurance contracts. St. Paul and St. Paul Re UK paid the Company and Platinum UK approximately $605,236 for services provided in 2003 under the Run-off Services Agreements.

     Pursuant to the Employee Benefits and Compensation Matters Agreement, St. Paul transferred certain of its employees to Platinum US. The agreement provides for the allocation of assets and liabilities and certain other agreements with respect to employee compensation and benefit plans. The agreement provides that St. Paul will reimburse Platinum US pro rata for any retention bonuses that are paid to certain employees of the Company.

     Platinum UK is a party to a sublease agreement with St. Paul Re UK under which Platinum UK subleases office space in London at a rate equivalent to St. Paul's cost. A total of $710,000 is payable under this agreement for 2003.

     Platinum US entered into an Aggregate Excess of Loss Retrocession Agreement with Mountain Ridge Insurance Company, a St. Paul subsidiary, on June 11, 2003. This Agreement related to an underlying agreement with Liberty Mutual which, in turn, was reinsured by Platinum US under a 100% Quota Share Retrocession Agreement with Mountain Ridge Insurance Company.

     Platinum US has entered into several novation and other agreements with St. Paul and various ceding insurance companies, whereby Platinum has replaced St. Paul as the reinsurer on the respective contracts. In certain cases, these contracts were originally issued by St. Paul Fire and Marine because Platinum US was not authorized as a reinsurer in Wisconsin. Several novation agreements were entered into after Platinum US became authorized in Wisconsin.

     Platinum UK entered into an Excess of Loss Reinsurance contract with XL Re on July 1, 2003 that replaced an existing contract between XL Re and St Paul. This contract includes a provision whereby St. Paul receives a commission as compensation for forfeiting a $5.65 million deficit premium that would have been paid to St. Paul if the existing contract had simply been terminated.

     Platinum Bermuda is one of several reinsurers participating on five excess-of-loss reinsurance contracts and a variable quota share reinsurance contract with certain subsidiaries of St. Paul relating to contract surety business. Platinum Bermuda expects to receive approximately $4.6 million in premium under these contracts in 2004.

TRANSACTIONS WITH RENAISSANCERE AND ITS SUBSIDIARIES

     Concurrently with the completion of the Company's initial public offering, the Company sold 3,960,000 common shares to RenaissanceRe at a price of $22.50 per share less the underwriting discount (the "RenaissanceRe Investment") in a private placement pursuant to the Investment Agreement. In addition, RenaissanceRe received an option to purchase up to 2,500,000 additional common shares at any time during the ten years following the Company's initial public offering at a purchase price of $27.00 per share. The Investment Agreement provides that, for so long as RenaissanceRe beneficially owns common shares representing at least 62.5% of the common shares purchased pursuant to the Investment Agreement, one qualified person designated by RenaissanceRe, who is reasonably acceptable to the Company, but not an officer, director or employee of RenaissanceRe or any of its subsidiaries, will be nominated by the Company for election as a director of the Company at each shareholder meeting at which directors are elected and the Company shall use commercially reasonable efforts to cause this director's appointment to the Executive Committee and, subject to applicable law, rules or regulations, the Governance Committee of the Board of Directors of the Company. The Investment Agreement also provides that, for so long as RenaissanceRe beneficially owns common shares representing at least 62.5% of the common shares purchased pursuant to the Investment Agreement, RenaissanceRe will have the right to designate a representative to attend (but not to vote at) meetings of the Board of Directors and to receive notices, agendas, minutes and all other materials distributed to participants at such meetings.

     The Company and RenaissanceRe entered into a Transfer Restrictions, Registration Rights and Standstill Agreement as of November 1, 2002, pursuant to which, prior to November 1, 2003, RenaissanceRe could not transfer any interest in the common shares it purchased pursuant to the Investment Agreement except under certain conditions. Under this agreement, RenaissanceRe has the right to require the Company, subject to certain specified exceptions, on four occasions to register under the Securities Act any Common Shares owned by RenaissanceRe or its affiliates for sale in a public offering beginning as of November 1, 2003. The Company has also agreed to use its reasonable best efforts to enable RenaissanceRe, from and after the third anniversary of the completion of the Company's initial public offering, to distribute the common shares it beneficially owns in an offering on a continuous or delayed basis pursuant to a registration statement under the Securities Act. After November 1, 2007, RenaissanceRe will have the right to an additional two demand registrations if RenaissanceRe beneficially owns more than 9.9% of the common shares then outstanding. Each demand must include a number of common shares with a market value equal to at least $50 million, except that this limitation will not apply to RenaissanceRe's last demand registration. This agreement also contains provisions regarding indemnification of each of RenaissanceRe and the Company by the other, restrictions on RenaissanceRe regarding the acquisition of common shares in certain circumstances, and requirements relating to pre-emptive rights and participation in common share buy-back programs.

     The Company entered into a five-year Services and Capacity Reservation Agreement with RenaissanceRe, effective October 1, 2002, pursuant to which RenaissanceRe provides services to the subsidiaries of the Company in connection with its property catastrophe book of business. At the Company's request, RenaissanceRe will analyze the Company's property catastrophe treaties and contracts and will assist the Company in measuring risk and managing the Company's aggregate catastrophe exposures. Based upon such analysis, RenaissanceRe will furnish quotations at the Company's request for rates for non-marine property catastrophe retrocessional coverage with aggregate limits up to $100 million annually, either on an excess-of-loss or proportional basis. The Company and RenaissanceRe may then enter into retrocessional agreements on the basis of the quotations. The fee for the coverage commitment and the services provided by RenaissanceRe under this agreement is $4 million at inception and at each anniversary, adjusted to 3.5% of the Company's gross written non-marine non-finite property catastrophe premium for the previous annual period, if and to the extent such amount is greater than the fee paid in such previous annual period. Either party may terminate this agreement if the other is deemed impaired or insolvent by applicable regulatory or judicial authorities or is the subject of conservation, rehabilitation, liquidation, bankruptcy or similar insolvency proceedings. The Company paid a total of $4 million to RenaissanceRe pursuant to this agreement for 2003.

     Platinum Bermuda and Platinum US have each entered into substantially similar Referral Agreements with Renaissance Underwriting Managers Ltd. ("RUM"), a subsidiary of RenaissanceRe, effective November 1, 2002 (collectively, the "Referral Agreements"), pursuant to which RUM provides referrals of treaty and facultative reinsurance contracts to Platinum Bermuda and Platinum US (the "Referred Contracts"). Under the Referral Agreements, Platinum Bermuda and Platinum US each have the opportunity to quote on Referred Contracts that would not otherwise be presented to Platinum Bermuda or Platinum US in the normal course. Under each of the Referral Agreements, Platinum Bermuda and Platinum US pay RUM an annual finder's fee and, in certain circumstances, a profit commission for Referred Contracts actually bound by Platinum Bermuda or Platinum US in accordance with formulas set forth in the Referral Agreements. Under the Referral Agreements, RUM may elect, at the time it refers a Referred Contract, to cause Platinum Bermuda or Platinum US to retrocede up to 30% of such Referred Contract actually bound by Platinum Bermuda or Platinum US (the "RenRe Retro Share"). The finder's fee and any profit commission due to RUM under each Referral Agreement is reduced by the amount of the RenRe Retro Share. The RenRe Retro Share may be subject to an aggregate loss ratio cap that will limit the maximum liability of RenaissanceRe to 225% of Gross Premium Written (as defined in the Referral Agreement) for each annual period. The Referral Agreements expire on October 31, 2007. No amounts were paid to RUM by Platinum US under its Referral Agreement in 2003. Platinum Bermuda paid RUM $400,283 under its Referral Agreement in 2003.

     Platinum US entered into an Excess of Loss Contract with RenaissanceRe effective as of June 11, 2003, where the loss index is based on a property catastrophe program purchased by Platinum US. Under this contract, RenaissanceRe is liable for 50% of all premiums (plus a 2% override) and is entitled to 50% of any loss recoveries under the indexed property catastrophe program.

     Platinum US is party to two property catastrophe excess of loss programs with the Glencoe Group of Companies, which are affiliates of RenaissanceRe. Platinum has a 5% participation across four layers of reinsurance on one program and a 15% participation on the other program.

                           CERTAIN TAX CONSIDERATIONS

     The following discussion of the taxation of Platinum Holdings, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland and the taxation of our shareholders is based upon current law. Legislative, judicial or administrative changes may occur which could affect this discussion, possibly on a retroactive basis. This discussion does not address special classes of shareholders, such as shareholders that own directly, or indirectly through certain foreign entities or through the constructive ownership rules of the Code, 10% or more of the voting power or value of Platinum Holdings. Except for matters where it is explicitly stated that we will not receive an opinion of counsel, the statements as to U.S. federal income tax law set forth below are the opinion of Dewey Ballantine LLP, our U.S. counsel, as to such tax laws (subject to the qualifications, assumptions and factual determinations set forth in such statements). The statements as to Bermuda tax law set forth below are the opinion of Conyers, Dill & Pearman, our Bermuda counsel, as to such tax laws (subject to the qualifications and assumptions set forth in such statements). The statements as to U.K. tax law set forth below are the opinion of Slaughter and May, our U.K. counsel, as to such tax laws (subject to the qualifications and assumptions set forth in such statements). The statements as to Irish tax law set forth below are the opinion of A. & L. Goodbody, our Irish counsel, as to such tax laws (subject to the qualifications and assumptions set forth in such statements). You are urged to consult your tax advisor as to the tax consequences of ownership and disposition of the offered securities. This discussion is limited to the tax consequences of ownership and disposition of common shares. Tax considerations applicable to other types of securities will be described in the related prospectus supplement.

TAXATION OF THE COMPANY, PLATINUM US, PLATINUM UK, PLATINUM BERMUDA AND PLATINUM IRELAND BERMUDA

     Under current Bermuda law, there is no income tax, capital gains tax or withholding tax payable by us or Platinum Bermuda. Platinum Holdings and Platinum Bermuda have received from the Bermuda Minister of Finance a standard assurance under Bermuda's Exempted Undertakings Tax Protection Act 1966, to the effect that in the event any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to Platinum Holdings, Platinum Bermuda, or any of their operations or the shares, debentures or other obligations of Platinum Holdings or Platinum Bermuda, until 2016. This assurance is subject to the proviso that it is not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (Platinum Holdings and Platinum Bermuda are not currently so affected) or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 of Bermuda or otherwise payable in relation to the property leased to us or Platinum Bermuda.

UNITED STATES FEDERAL INCOME TAXATION

     We have structured and operated Platinum Holdings, Platinum UK, Platinum Bermuda and Platinum Ireland in such a manner that they will not be considered to be conducting a trade or business within the U.S. for purposes of U.S. federal income taxation. Whether business is being conducted in the U.S. is an inherently factual determination depending on such matters as (i) the size and substance of the offices of our non-U.S. subsidiaries, (ii) whether employees of non-U.S. subsidiaries make binding decisions while physically present in the U.S., (iii) the number of employees permanently located in the offices of our non-U.S. subsidiaries, and the levels of their managerial importance and (iv) the situs of meetings of our board of directors and the boards of directors of our non-U.S. subsidiaries. Because of the factual nature of these matters and because definitive identification of activities which constitute being engaged in a trade or business in the U.S. is not provided by the Code or regulations or court decisions, counsel will not render an opinion regarding whether these entities are to be deemed to be conducting business in the U.S. The IRS might successfully contend that Platinum Holdings, Platinum UK, Platinum Bermuda and/or Platinum Ireland is engaged in a trade or business in the U.S. A foreign corporation deemed to be engaged in a U.S. trade or business is subject to U.S. federal income tax, as well as branch profits tax in certain circumstances, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation is entitled to deductions and credits only if it files a U.S. income tax return. Under regulations, the foreign corporation would be entitled to deductions and credits for the taxable year only if the return for that year is timely filed under rules set forth therein. Penalties may be assessed for failure to file tax returns. Platinum Holdings and Platinum Bermuda have filed protective U.S. federal income tax returns. The federal tax rates currently are a maximum of 35% for a corporation's effectively connected income and 30% for branch profits tax. The branch profits tax is imposed on net income after subtracting the regular corporate tax and making certain other adjustments.

     Under the income tax treaty between Bermuda and the United States, Platinum Bermuda is not subject to United States income tax on any net premium income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. It is unclear whether the Bermuda treaty is equally applicable to investment income. Because of the factual nature of, and the lack of definitive parameters for determining the existence of, a permanent establishment and the lack of clarity in the Bermuda treaty with respect to its applicability to investment income, counsel will not render an opinion with respect to whether Platinum Bermuda will have a permanent establishment in the U.S. or whether the Bermuda treaty protects investment income not attributable to a U.S. permanent establishment from U.S. taxation. Further, Platinum Bermuda is not entitled to the benefits of the Bermuda treaty unless:

     - more than 50% of Platinum Bermuda's stock is beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents, and

     - Platinum Bermuda's income is not used in substantial part to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents.

     Under the income tax treaty between the United Kingdom and the U.S. (the "U.K. Treaty"), Platinum UK will not be subject to United States income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the U.S. Platinum UK will be entitled to the benefits of the U.K. Treaty if:

     - During at least half of the days during the relevant taxable period, at least 50% of Platinum UK's stock is beneficially owned, directly or indirectly, by citizens or residents of the U.S. and the U.K., and Platinum UK's income is not used in substantial part to make certain payments, or to meet certain liabilities to, persons who are not U.S. or U.K. residents; or

     - With respect to specific items of income, profit or gain derived from the U.S., if such income, profit or gain is considered to be derived in connection with, or incidental to, Platinum UK's business conducted in the U.K.

     Under the income tax treaty between Ireland and the United States (the "Irish Treaty"), Platinum Ireland is not subject to United States income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the U.S. Platinum Ireland will generally be entitled to the benefits of the Irish treaty if at least 50 percent of the shares of Platinum Holdings, measured by both vote and value, are owned by U.S. citizens or residents. Because of the factual nature of, and the lack of definitive parameters for, determining the existence of a permanent establishment, counsel will not render an opinion with respect to whether Platinum Ireland will have a permanent establishment in the U.S.

     Foreign corporations not engaged in a trade or business in the U.S. are nonetheless subject to U.S. withholding tax at a rate of 30% of the gross amount of certain "fixed or determinable annual or periodical gains, profits and income" derived from sources within the U.S. (such as dividends and certain interest on investments), subject to reduction by applicable treaties. Dividends paid by Platinum Finance to Platinum Ireland will be subject to withholding at a rate of 5%, provided that Platinum Ireland is entitled to the benefits of the Irish Treaty as described above and certain other requirements are met. If Platinum Ireland is not entitled to the benefits of the Irish Treaty and/or certain other requirements are not met, dividends paid by Platinum Finance to Platinum Ireland will be subject to withholding at a rate of 30%.

     The U.S. also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the U.S. the rate of tax applicable to premiums paid to Platinum Bermuda is 1% for reinsurance premiums. The excise tax does not apply to premiums paid to Platinum UK, provided that Platinum UK is entitled to the benefits of the UK Treaty and certain other requirements are met.

     Platinum Finance and Platinum US are U.S. corporations and are subject to taxation in the U.S. at regular corporate rates.

THE UNITED KINGDOM

     Platinum UK is a U.K. resident company which will be subject to corporation tax in the United Kingdom on its worldwide profits. The current rate of U.K. taxation applicable to U.K. resident corporations is generally 30%. Currently, no U.K. withholding tax applies to dividends paid by Platinum UK.

IRELAND

     Under relevant case law and practice a company is resident in Ireland for tax purposes if its central management and control is, as a matter of fact, located in Ireland. It is assumed, for the purposes of the material under this heading, that Platinum Ireland is resident in Ireland for tax purposes.

     Platinum Ireland is subject to Irish corporate tax on its worldwide income. Dividends received by it from Platinum Finance and Platinum UK are subject to Irish corporate tax (at the current applicable rate of 25%) subject to any available relief under the double tax treaties Ireland has with the United States and the United Kingdom.

     Platinum Ireland will generally be entitled to the benefits of the Irish Treaty if at least 50% of the shares of Platinum Holdings, measured by both vote and value, are owned by US citizens or residents. Assuming that Platinum Ireland is entitled to the benefits of the Irish Treaty in respect of dividends from Platinum Finance, it would be entitled to a credit against Irish corporation tax on the dividends for US tax imposed on the profits out of which the dividends are declared. Alternatively, relief for US tax may be available under Irish domestic law.

     Assuming that Platinum Ireland is entitled to the benefits of the tax treaty between Ireland and the United Kingdom in respect of dividends received from Platinum UK it would be entitled to a credit against Irish corporation tax on the dividends for UK tax imposed on the profits out of which the dividends are declared.

     Platinum Ireland is subject to Irish corporate tax on any trading income at a rate of 12.5%.

     Platinum Ireland will be exempt from the Irish capital duty of 1% (on the value of share capital issued by it) because it is a unlimited liability company.

TAXATION OF SHAREHOLDERS

  BERMUDA TAXATION

     Currently, there is no Bermuda withholding tax on dividends paid by us or Platinum Bermuda.

UNITED STATES TAXATION OF U.S. AND NON-U.S. SHAREHOLDERS

  U.S. SHAREHOLDERS

     General. The following discussion is the opinion of Dewey Ballantine LLP, our U.S. tax counsel, as to the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of common shares if you are a beneficial owner of common shares and you are:

     - a citizen or resident of the U.S.;

     - a domestic corporation;

     - an estate whose income is subject to U.S. federal income tax regardless of its source; or

     - a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust. This discussion applies to you only if you purchase your common shares in this offering and hold your common shares as capital assets. This discussion does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers, investors who hold common shares as part of hedging or conversion transactions and investors whose functional currency is not the U.S. dollar) may be subject to special rules. Prospective investors are advised to consult their own tax advisers with respect to their particular circumstances and with respect to the effects of U.S. federal, state, local or other laws to which they may be subject.

     Dividends. Distributions with respect to your common shares will be treated as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits as determined for

U.S. federal income tax purposes, subject to the discussion below relating to the potential application of the "controlled foreign corporation", "related person insurance income", or "passive foreign investment company" rules. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code. Any such dividends received by individual U.S. holders generally are subject to a reduced maximum tax rate through December 31, 2008 of 15%. The rate reduction does not apply to dividends received in respect of short-term or hedged positions in the common shares and in certain other situations. In addition, the rate reduction does not apply to passive foreign investment companies. The amount of any distribution in excess of our current and accumulated earnings and profits will not be treated as dividend income and will first be applied to reduce your tax basis in the common shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of your common shares.

     Classification of Platinum Holdings, Platinum UK, Platinum Bermuda or Platinum Ireland as a Controlled Foreign Corporation. Each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation" ("CFC") for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC directly or indirectly through foreign entities on the last day of the CFC's taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income", even if the subpart F income is not distributed. If Platinum Holdings, Platinum Bermuda, Platinum Ireland and/or Platinum UK is deemed to be a CFC, substantially all of Platinum Holdings' income and that of each of Platinum Bermuda and Platinum Ireland will be subpart F income. Any U.S. corporation, citizen, resident or other U.S. person who owns, directly or indirectly through foreign persons, or is considered to own (by application of the rules of constructive ownership set forth in Code section 958(b), applying to family members, partnerships, estates, trusts or controlled corporations or holders of certain options, including for these purposes, holders of our equity security units) 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a "United States shareholder". A foreign insurance company such as Platinum UK or Platinum Bermuda is treated as a CFC (other than for purposes of related person insurance income, as described below) only if its "United States shareholders" collectively own more than 25% of the total combined voting power or total value of the corporation's stock. Because of the limitations on concentration of voting power of our common shares, the dispersion of our share ownership among holders other than St. Paul and its subsidiaries, and the restrictions on transfer, issuance or repurchase of common shares, you should not be subject to treatment as a United States shareholder of a CFC. However, these prophylactic provisions have not been tested in court and it is possible that they could be challenged by the Internal Revenue Service and found to be ineffective in preventing CFC status from arising. Because our Bye-laws provide that no single shareholder (including St.
Paul) is permitted to hold as much as 10% of the total combined voting power of Platinum Holdings, shareholders of Platinum Holdings should not be viewed as United States shareholders of a CFC for purposes of these rules. Again, there can be no assurance that these ownership limitations will be effective. Assuming they are effective, however, neither the indirect foreign tax credit nor the intercompany dividends received deduction attributable to U.S. source income will be available to U.S. corporate holders of the common shares who, absent such provision, would qualify therefor.

     RPII Companies. Different definitions of "United States shareholder" and "controlled foreign corporation" are applicable in the case of a foreign corporation which earns "related person insurance income" ("RPII"). RPII is defined in Code section 953(c)(2) as any "insurance income" attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "United States shareholder" or a "related person" to such a shareholder. In general, and subject to certain limitations, "insurance income" is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract in connection with risks located in a country other than the country under the laws of which the controlled foreign corporation is created or organized and which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

     The term "related person" for this purpose means someone who controls or is controlled by the United States shareholder or someone who is controlled by the same person or persons which control the United States shareholder. "Control" is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles similar to the rules of section 958 of the Code. A corporation's pension plan is ordinarily not a "related person" with respect to the corporation unless the pension plan owns, directly or indirectly through the application of constructive ownership rules similar to those contained in section 958, more than 50%, measured by vote or value, of the stock of the corporation. For purposes of inclusion of Platinum UK's or Platinum Bermuda's RPII in the income of United States shareholders, unless an exception applies, the term "United States shareholder" includes all U.S. persons who own, directly or indirectly, any amount (rather than 10% or more) of Platinum UK's or Platinum Bermuda's stock. Platinum UK or Platinum Bermuda will be treated as a controlled foreign corporation for RPII purposes if such persons collectively own directly, indirectly or constructively 25% or more of the stock of Platinum UK or Platinum Bermuda by vote or value. St. Paul will actually own approximately 15% (and will, after applying the constructive ownership rules of the Code, own no more than 24.9%) of the common shares of Platinum Holdings upon completion of the Public Offering. Accordingly, unless an exception applies, it is likely that Platinum UK and Platinum Bermuda will each be treated as a CFC for purposes of the RPII rules.

RPII EXCEPTIONS.  The special RPII rules do not apply if:

     - Direct or indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning less than 20% of the voting power and less than 20% of the value of the stock of Platinum UK or Platinum Bermuda, as applicable,

     - RPII, determined on a gross basis, is less than 20% of Platinum UK's or Platinum Bermuda's gross insurance income for the taxable year, as applicable,

     - Platinum UK or Platinum Bermuda elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business and to waive all treaty benefits with respect to RPII and meets certain other requirements, or

     - Platinum UK or Platinum Bermuda elects to be treated as a United States corporation.

     Platinum UK and Platinum Bermuda have not and do not intend to make either of the elections described above. Additionally, as subsidiaries of St. Paul and RenaissanceRe may be reinsured by Platinum UK and/or Platinum Bermuda, persons related to insureds may indirectly own more than 20% of the value of the stock of Platinum UK and Platinum Bermuda. Thus, only the second exception may be available.

     Where none of these exceptions applies, each U.S. person who owns directly or indirectly shares in Platinum Holdings (and therefore, indirectly in Platinum UK and Platinum Bermuda) at the end of any taxable year, will be required to include in its gross income for United States federal income tax purposes its share of RPII of Platinum UK and/or Platinum Bermuda for the entire taxable year. This inclusion will be determined as if such RPII were distributed proportionately only to such United States shareholders holding common shares at the end of the taxable year. The inclusion will be limited to the current-year earnings and profits of Platinum UK or Platinum Bermuda, as applicable, reduced by the shareholder's pro rata share, if any, of certain prior-year deficits in earnings and profits.

     Computation of RPII. In order to determine how much RPII each of Platinum UK and Platinum Bermuda has earned in each taxable year, we will obtain and rely upon information from Platinum UK's and Platinum Bermuda's insureds and reinsureds to determine whether any of the insureds, reinsureds or other persons related to such insureds or reinsureds own our shares and are U.S. persons. Each year, each of Platinum UK and Platinum Bermuda will send a letter after the most recent taxable year to each person who was a policyholder to represent whether it was a United States shareholder of the Company or related to a United States shareholder during the year. For any taxable year in which Platinum UK's or Platinum Bermuda's gross RPII is 20% or more of its gross insurance income for the year, we may also seek information from our shareholders as to whether direct or indirect owners of our shares at the end of the year are U.S. persons so that the RPII may be determined and apportioned among such persons. To the extent we are unable to determine whether a direct or indirect owner of shares is a U.S. person, we may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all United States shareholders.

     Apportionment of RPII to United States Shareholders. If Platinum UK's or Platinum Bermuda's RPII for any future taxable year is 20% or more of its gross insurance income, every U.S. person directly or indirectly owning common shares on the last day of that year will be required to include in gross income its share of Platinum UK's or Platinum Bermuda's RPII for such year, whether or not distributed. A U.S. person owning common shares during our taxable year but not on the last day of the taxable year for which Platinum Bermuda and/or Platinum UK is a controlled foreign corporation within the meaning of the RPII provisions of the Code, which would normally be December 31, is not required to include in gross income any part of Platinum UK's or Platinum Bermuda's RPII. Correspondingly, a U.S. person directly or indirectly owning common shares on the last day of the taxable year in which Platinum UK or Platinum Bermuda is a controlled foreign corporation for purposes of these provisions is required to include in its income its pro rata share of the RPII for the entire year, even though it did not own the common shares for the entire year.

     Information Reporting. Each U.S. person who is a direct or indirect shareholder of Platinum Holdings on the last day of our taxable year must attach to the income tax or information return it would normally file for the period which includes that date a Form 5471 if Platinum UK or Platinum Bermuda is a CFC for RPII purposes for any continuous thirty-day period during its taxable year, whether or not any net RPII income is required to be reported. Platinum UK or Platinum Bermuda, as the case may be, will not be considered to be a CFC for this purpose and, therefore, Form 5471 will not be required, for any taxable year in which Platinum UK's or Platinum Bermuda's gross RPII constitutes less than 20% of its gross insurance income. For any year in which Platinum UK's or Platinum Bermuda's gross RPII constitutes 20% or more of its gross insurance income, we intend to provide Form 5471 to our direct or indirect United States shareholders for attachment to the returns of such shareholders. The amounts of the RPII inclusions may be subject to adjustment based upon subsequent IRS examination. A tax-exempt organization will be required to attach Form 5471 to its information return in the circumstances described above. Failure to file Form 5471 may result in penalties. In addition, U.S. persons who at any time acquire 10% or more of our shares will have an independent obligation to file Form 5471.

     Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income.

     Distributions; Basis; Exclusion of Distributions from Gross Income. A United States shareholder's tax basis in its common shares will be increased by the amount of any RPII that the shareholder includes in income. The shareholder may exclude from income the amount of any distribution by us to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The United States shareholder's tax basis in its common shares will be reduced by the amount of such distributions that are excluded from income. While, in certain circumstances, a United States shareholder may be able to exclude from income distributions with respect to RPII that a prior shareholder included in income, that exclusion will not generally be available to holders who purchase common shares in this offering or in the public trading markets and are therefore unable to identify the previous shareholder and demonstrate that such shareholder had previously included the RPII in income.

     Dispositions of Common Shares. Subject to the discussion below relating to the potential application of Code section 1248 or the passive foreign investment company rules, you will recognize a gain or loss for United States federal income tax purposes upon the sale or exchange of any common shares equal to the difference between the amount realized upon such sale or exchange and your basis in the common shares. If your holding period for these common shares is more than one year, any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and 35% for corporations.

     Code section 1248 provides that if a U.S. person disposes of stock in a foreign corporation and such person owned directly, indirectly through certain foreign entities or constructively 10% or more of the voting shares of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC's earnings and profits during the period that the shareholder held the shares (with certain adjustments). A 10% United States shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the United States income tax or information return that it would normally file for the taxable year in which the disposition occurs. Code section 953(c)(7) generally provides that section 1248 also will apply to the sale or exchange of shares in a foreign corporation if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% shareholder or whether RPII constitutes 20% or more of the corporation's gross insurance income. Existing Treasury regulations do not address whether Code section 1248 and the requirement to file Form 5471 would apply if the foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation (although, as discussed above, shareholders of 10% or more of the shares of the Company will have an independent obligation to file Form 5471 in respect of the taxable year in which they reach the 10% threshold). Code section 1248 and the requirement to file Form 5471 should not apply to dispositions of common shares because (i) we should not have any U.S. shareholders that own directly, indirectly or constructively 10% or more of the voting power of the common shares, and (ii) we are not directly engaged in the insurance business and, under proposed regulations, Code sections 953 and 1248 appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. However, the IRS might interpret the proposed regulations in a different manner and the proposed regulations may be amended or promulgated in final form so as to provide that Code section 1248 and the requirement to file Form 5471 will apply to dispositions of common shares.

     Foreign Tax Credit. If U.S. persons own a majority of the Company's shares, only a portion of the current income inclusions under the CFC, RPII and passive foreign investment company rules, if any, and of dividends paid by us (including any gain from the sale of common shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitation.

     Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and their application to Platinum UK and Platinum Bermuda is uncertain. These provisions include the grant of authority to the U.S. Treasury to prescribe "such regulations as may be necessary to carry out the purposes of this subsection, including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise". In addition, there can be no assurance that the IRS will not challenge any determinations by Platinum UK or Platinum Bermuda as to the amount, if any, of RPII that should be includible in your income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each U.S. person considering an investment in common shares should consult its tax advisor as to the effects of these uncertainties.

     Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC during a given year if:

     - 75% or more of its income constitutes "passive income" or

     - 50% or more of its assets produce passive income.

     If we were to be characterized as a PFIC during a given year, our United States shareholders would be subject to a penalty tax at the time of their sale at a gain of, or receipt of an "excess distribution" with respect to, their common shares, unless such shareholders elected to be taxed on their pro rata share of our earnings whether or not such earnings were distributed or elected to be taxed on the investment in common shares on a mark-to-market basis. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the United States shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate on ordinary income throughout the shareholder's period of ownership. Moreover, dividends paid by a PFIC to a non-corporate US shareholder are not eligible for the reduced tax rate of 15%. The interest charge is equal to the applicable rate imposed on underpayments of United States federal income tax for such period.

     For the above purposes, passive income is defined to include income of the kind which would be foreign personal holding company income under Code section 954(c), and generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business ...".

     This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect, for purposes of the PFIC rules, that each of Platinum UK and Platinum Bermuda will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business. The PFIC statutory provisions contain a look-through rule stating that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received "directly its proportionate share of the income ..." and as if it "held its proportionate share of the assets ..." of any other corporation in which it owns at least 25% by value of the stock. While no explicit guidance is provided by the statutory language, under this look-through rule we should be deemed to own the assets and to have received the income of our insurance subsidiaries directly for purposes of determining whether we qualify for the insurance exception. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions; there can, of course, be no assurance as to what positions the IRS or a court might take in the future. Each U.S. person considering an investment in common shares should consult its tax advisor as to the effects of the PFIC rules.

     Other. Except as discussed below with respect to backup withholding, dividends paid by us will not be subject to U.S. withholding tax.

     Transfer Reporting Requirements. A U.S. person (including a tax exempt entity) that transfers our common shares to a non-U.S. person may be required to file a Form 926 or similar form with the IRS if the cost of such purchases, including the cost of certain related purchases and purchases by related persons, exceeds $100,000. In the event such person fails to file any such required form, such person could be required to pay a penalty equal to 10% of the gross amount paid for such common shares (subject to a maximum penalty of $100,000, except in cases involving intentional disregard). U.S. persons should consult their tax advisors with respect to this or any other reporting requirement which may apply with respect to their acquisition of our common shares.

  NON-U.S. SHAREHOLDERS

     Subject to certain exceptions, non-U.S. persons will be subject to United States federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, common shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the U.S. Nonresident alien individuals will not be subject to U.S. estate tax with respect to our common shares.

  ALL SHAREHOLDERS

     Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the common shares to U.S. persons. Thus, you may be subject to backup withholding with respect to dividends paid by such persons, unless you:

     - are a corporation or come within certain other exempt categories and, when required, demonstrate this fact, or

     - provide a taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

     Backup withholding is not an additional tax and may be credited against your regular federal income tax liability.

PROPOSED U.S. TAX LEGISLATION

     Congress is currently considering a revision of certain aspects of the U.S. tax system as applicable to non-U.S. corporations and their shareholders. At the present time, the version of the bill that Congress is considering will not negatively impact the Company or its shareholders. There can be no assurance, however, that the bill that is ultimately passed by Congress will not adversely affect the Company or its shareholders. Investors should consult their tax advisor to determine the impact of any changes in U.S. federal income tax law on the Company or on your investment in our common shares.

UNITED KINGDOM TAXATION

     The following discussion applies only to U.K. resident individuals and U.K. resident companies who beneficially own shares in Platinum Holdings and who hold those shares as capital assets and not as dealers.

     Such individuals will be liable to tax on dividends received, at a rate of 10% for those shareholders who are subject to tax only at the basic rate, and 32.5% for those shareholders who are liable to tax at the higher rate of tax. Individual shareholders who while resident in the U.K. are non-U.K. domiciled will be chargeable to tax in respect of dividends only if and to the extent that the dividends are remitted to or enjoyed in the United Kingdom in any way.

     Individual shareholders are potentially liable to capital gains tax in respect of chargeable gains arising on any disposal of their shares. Once again, resident shareholders who are non-U.K. domiciled will be chargeable to capital gains tax on a disposal of their shares only as regards remittances made to the United Kingdom of the proceeds.

     For U.K. inheritance tax purposes, the shares of Platinum Holdings will rank as non-U.K. assets which may have a bearing on the imposition of inheritance tax in relation to gifts or the passing of the shares on death, particularly where the donor or deceased was non-U.K. domiciled.

     U.K. companies will be liable to corporation tax at the ordinary rate in relation to dividends received on the shares and gains arising on the disposal of the shares.

     Were a U.K. company ever to hold shares that carried the entitlement (aggregated with shares held by certain connected persons) to at least 25% of the profits of Platinum, the U.K.'s Controlled Foreign Companies provisions could be material, with the result that in certain circumstances underlying profits of Platinum and its subsidiaries might be taxed in the hands of the U.K. shareholder.

     PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING ANY FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF THE COMMON SHARES WHICH ARE PARTICULAR TO THEM.

                              PLAN OF DISTRIBUTION

     We and/or the selling shareholders may sell offered securities in any one or more of the following ways from time to time:

          (1) through agents;

          (2) to or through underwriters;

          (3) through dealers; or

          (4) directly to purchasers.

     The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or the selling shareholders from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The selling shareholders may offer their common shares in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the common shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those common shares on different terms pursuant to another prospectus supplement, provided that no selling shareholder may offer or sell more common shares in the aggregate than are indicated in the table set forth under the caption "Selling Shareholders" pursuant to any such prospectus supplements.

     The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the selling shareholders to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

     If offered securities are sold by means of an underwritten offering, we and/or the selling shareholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

     Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We, and/or the selling shareholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we and/or the selling shareholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

     If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or the selling shareholders will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

     Offers to purchase offered securities may be solicited directly by us and/or the selling shareholders and the sale thereof may be made by us and/or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

     We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell our common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

     If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

     Each series of offered securities will be a new issue and, other than the common shares which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

     Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                      WHERE YOU CAN FIND MORE INFORMATION

GENERAL

     We have filed with the Securities and Exchange Commission, a registration statement on Form S-3 under the Securities Act with respect to the common shares, preferred shares, depositary shares, debt securities, warrants, purchase contracts and purchase units offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.

     We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also may obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC's web site or at our web site, the address of which is http://www.platinumre.com. We also furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm. Our web site is not incorporated into or otherwise a part of this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

          (1) Our Current Reports on Form 8-K filed on February 12, 2004 and February 17, 2004;

          (2) Our Annual Report on Form 10-K for the year ended December 31, 2003; and

          (3) The information set forth under the caption "Description of Our Common Shares" in our registration statement on Form S-1, Registration No. 333-86906, filed with the SEC on April 25, 2002, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act on October 29, 2002.

     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the registration statement of which this prospectus is a part), call or write us at the following address: Platinum Underwriters Holdings, Ltd., The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda HM 08, Bermuda, (441) 295-7195.

                                 LEGAL MATTERS

     Certain matters as to U.S. law in connection with this offering will be passed upon for us by Dewey Ballantine LLP. Certain matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain matters as to United Kingdom law will be passed upon for us by Slaughter and May. Certain matters as to Irish law will be passed upon for us by A. & L. Goodbody. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

                                    EXPERTS

     The consolidated balance sheets of Platinum Underwriters Holdings, Ltd. as of December 31, 2003 and 2002 and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for the year ended December 31, 2003 and the period from April 19, 2002 (date of inception) to December 31, 2002, and all related financial statement schedules, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by KPMG LLP, independent auditors, as set forth in their reports appearing therein. The consolidated financial statements and financial statement schedules referred to above are included in reliance upon such reports of KPMG LLP, given upon the authority of such firm as experts in accounting and auditing.

     The combined statements of underwriting results and identifiable underwriting cash flows of The St. Paul Companies, Inc. Reinsurance Underwriting Segment (Predecessor) for the period from January 1, 2002 through November 1, 2002 and the year ended December 31, 2001 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by KPMG LLP, independent auditors, as set forth in their report appearing therein. The combined statements referred to above are included in reliance upon such report of KPMG LLP, given upon the authority of such firm as experts in accounting and auditing. The audit report covering Predecessor's combined statements contains an explanatory paragraph that states that the combined statements are not intended to be a complete presentation of Predecessor's or St. Paul's financial position, results of operations, or cash flows.

                     ENFORCEMENT OF CIVIL LIABILITIES UNDER
            UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

     Platinum Holdings is a Bermuda company, and certain of its officers and directors are or will be residents of various jurisdictions outside the United States. A substantial portion of the assets of Platinum Holdings (in particular the assets of Platinum Bermuda, which is also a Bermuda company) and of such officers and directors, at any one time, are or may be located in jurisdictions outside the United States. Therefore, it could be difficult for investors to effect service of process within the United States on Platinum Holdings or any of its officers and directors who reside outside the U.S. or to recover against Platinum Holdings or any such individuals on judgments of courts in the U.S., including judgments predicated upon civil liability under the U.S. federal securities laws. Platinum Holdings has been advised by Conyers, Dill & Pearman, its Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts obtained in actions against such persons or Platinum Holdings predicated upon the civil liability provisions of the U.S. federal securities laws and (2) original actions brought in Bermuda against such persons or Platinum Holdings predicated solely upon United States federal securities laws. There is no treaty in effect between the U.S. and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda's public policy. Notwithstanding the foregoing, Platinum Holdings has agreed that it may be served with process with respect to actions against it arising out of violations of the U.S. federal securities laws in any federal or state court in the U.S. relating to the transactions covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, telephone (212) 894-8940, its U.S. agent appointed for that purpose.

                            ------------------------

     We will deliver a copy of this prospectus to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act. However, the Bermuda Monetary Authority and Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

                                6,000,000 SHARES

                   (PLATINUM UNGERWRITERS HOLDINGS LTD LOGO)

                                 COMMON SHARES

                  --------------------------------------------

                             PROSPECTUS SUPPLEMENT

                  --------------------------------------------

                              MERRILL LYNCH & CO.

                                 JUNE 28, 2004